EXHIBIT 2.1


                            SHARE PURCHASE AGREEMENT





                                      AMONG

                               PIVOTAL CORPORATION

                                       AND

                                 DAVID PRITCHARD
                                 KIRK HERRINGTON
                               MICHAEL SATTERFIELD
                                   CALVIN MAH
             VW B.C. TECHNOLOGY INVESTMENT FUND, LIMITED PARTNERSHIP
                               VENROCK ASSOCIATES
                   VENROCK ASSOCIATES II, LIMITED PARTNERSHIP
                       WORKING VENTURES CANADIAN FUND INC.
                      BANK OF MONTREAL CAPITAL CORPORATION
                               SUSSEX CAPITAL INC.

                                       AND

                THE OTHER SHAREHOLDERS OF SIMBA TECHNOLOGIES INC.

                         CONCERNING ALL OF THE SHARES OF
                             SIMBA TECHNOLOGIES INC.




                                  May 29, 2000

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this "Agreement") is made and entered into on May 29, 2000, by and among Pivotal Corporation, a British Columbia corporation (the "Buyer"), David Pritchard, Kirk Herrington, Michael Satterfield, Calvin Mah, Venrock Associates, Venrock Associates II, Limited Partnership, VW B.C. Technology Investment Fund, Limited Partnership, Working Ventures Canadian Fund Inc., Bank of Montreal Capital Corporation and Sussex Capital Inc. (each a "Seller" and, collectively, the "Sellers"). The Buyer and the Sellers are referred to collectively herein as the "Parties".

                                    RECITALS

     A. Each of the Sellers owns the outstanding shares of Simba Technologies Inc. (the "Target") as set out in the Disclosure Schedule.

     B. This Agreement contemplates a transaction in which the Buyer will purchase from the Shareholders (as defined below) all of the outstanding shares of the Target;

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.   Definitions and Schedules.

     (a)  Definitions

          "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable legal fees and expenses.

          "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Allocation Schedule" means the schedule of allocation of the Purchase Price among the Shareholders as set out in Schedule 2 hereto.

          "Applicable Law" means any and all Canadian and U.S. law, principle of common law, regulation, rule, code, statute, treaty, ordinance, similar provisions having the force or effect of law thereunder, and judicial and administrative orders, injunctions, judgments, decrees, rulings and determinations, of any federal, provincial, state, local or municipal government or sub-division of any such country.

          "Applicable Securities Laws" means all Applicable Law concerning securities, including the Securities Act, the U.S. Securities Act and the Securities Exchange Act.




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

          "Buyer  Options" means options to purchase Buyer Shares referred to in
Section 2(e) below.

          "Buyer Shares" means the common shares, without par value, of the Buyer.

          "Closing" has the meaning set forth in Section 2(g) below.

          "Closing Date" has the meaning set forth in Section 2(g) below.

          "Closing Shares" has the meaning set forth in Section 2(b) below.

          "Closing Value" has the meaning set forth in Section 2(b) below.

          "Code" means the United States Internal Revenue Code of 1986, as amended and the regulations thereunder.

          "Confidential   Information"  means  any  information  concerning  the
businesses and affairs of the Target and its Subsidiaries that is not already generally available to the public.

          "Disclosure Schedule" has the meaning set forth in Section 4 below.

          "Dollars and $" means United States dollars.

          "Effective Date" means the effective day of this Agreement, being May 29, 2000.

          "Employee Benefit Plan" means any plan, fund or program (whether written or not) which is maintained or contributed to by Target or its Subsidiaries for the benefit of current or former employees, including but not limited to any (i) medical, surgical, health care, hospitalization, dental, vision, workers compensation, life insurance, death, disability, legal services, severance, sickness, or accident benefits; (ii) pension, profit sharing, retirement, supplemental retirement, defined contribution or defined benefit, or other deferred compensation benefits; (iii) bonus, incentive compensation, stock option, stock appreciation rights, phantom stock or stock purchase benefits, or change in control or "golden parachute" benefits ; (iv) salary continuation, unemployment, supplemental unemployment, termination pay, vacation or holiday benefits; or (v)other material fringe benefit or other retirement, bonus, or incentive plan or program.

          "Employee Sellers" means David Pritchard, Kirk Herrington and Calvin Mah and "Employee Seller" means any one of them.

          "Environmental, Health, and Safety Requirements" shall mean all Applicable Laws concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, noise or radiation.




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

          "Escrow Agent" means the Person named as escrow agent under the Escrow Agreement.

          "Escrow  Agreement"  means an agreement in the form attached hereto as
Schedule 3.

          "Escrowed Shares" has the meaning set forth in Section 2(f).

          "Financial Statement" has the meaning set forth in Section 4(g) below.

          "GAAP" means Canadian generally accepted accounting principles as in effect from time to time.

          "Go Assets" means all of the assets, property and undertaking of the Target related to its software applications for eBusiness analytics for Internet channels business and includes, without limitation, the assets set out in
Schedule 6. For evidentiary purposes a computer compact disc containing the most current version of the software comprising the Go Assets shall be agreed to by the Parties and delivered to Clark Wilson, counsel for the Target and which shall be delivered to the Buyer by Clark Wilson, upon expiry of the applicable indemnity period.

          "Herrington Agreement" means an agreement in form and substance acceptable to the Buyer and its legal counsel, acting reasonably, evidencing the satisfaction of the obligations of Kirk Herrington under an order of the Supreme Court of British Columbia dated July 19, 1999 in respect of the Target Shares and Target Options owned by him.

          "Herrington Escrow Agreement" means an agreement in form and substance acceptable to the Buyer and its legal counsel, acting reasonably, providing for the escrow of the Buyer Shares issuable to Kirk Herrington hereunder, other than the Escrowed Shares, pending execution of the Herrington Agreement.

          "ITA" means the Income Tax Act (Canada) as amended from time to time.

          "Indemnified Party" has the meaning set forth in Section 8(d) below.

          "Indemnifying Party" has the meaning set forth in Section 8(d) below.

          "Intellectual Property" means the Go Assets and (a) all inventions and discoveries (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and Confidential Information (including ideas, research and development, know-how, formulas, compositions, processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all software (including data and related documentation), (g) all other proprietary information and rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

          "Key Employees" means those employees listed in Part I of Schedule 11.

          "Knowledge" means: (a) actual knowledge after diligent  investigation;
(b) knowledge a prudent person could be expected to discover or otherwise become aware of in the course of conducting a reasonably comprehensive investigation of such matter and (c) actual knowledge after diligent enquiry of Kirk Herrington, David Pritchard and Calvin Mah. When used in relation to a non-employee Seller, "Knowledge" means actual knowledge after diligent enquiry of Kirk Herrington, David Pritchard and Calvin Mah.

          "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements.

          "Most  Recent  Financial  Statements"  has the  meaning  set  forth in
Section 4(g) below.

          "Most Recent Fiscal Month End" has the meaning set forth in Section 4(g) below.

          "Most Recent Fiscal Year End" has the meaning set forth in Section 4(g) below.

          "Option Plan" means the Target's 1994 stock option plan, as amended from June 11, 1998.

          "Ordinary Course of Business" means the ordinary course of normal day-to-day business consistent with past custom and practice (including with respect to quantity and frequency).

          "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association , or a governmental entity (or any department, agency, or political subdivision thereof).

          "Proportional Share" means with respect to each Seller the percentage attributed to such Seller in the Seller Apportionment schedule attached hereto as Schedule 12.

          "Purchase Agreement" means the purchase agreement to be entered into between the Buyer and each Shareholder other than the Sellers, in substantially the form set out as Schedule 4 to this Agreement.

          "Purchase Price" has the meaning set forth in Section 2(b) below.

          "Representative Seller" means Kirk Herrington.

          "Securities Act" means the British Columbia Securities Act, R.S.B.C. 1996, c.418, as amended and the current rules and regulations thereunder.




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

          "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than in the case of the Target and its Subsidiaries (but expressly not in the case of Target Shares and Section 3(a)(vi) hereof) (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Shareholders" means the Sellers and all of the other shareholders of the Target as at the Closing Date.

          "Shareholders' Consideration" means for each Shareholder the amount of Buyer Shares to be received on Closing by such Shareholder as set out opposite the Shareholder's name in the Allocation Schedule.

          "Subsidiary" means any Person with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Target Options" means options to purchase Target Shares granted under the Option Plan.

          "Target Common Shares" means the common shares without par value of the Target.

          "Target Preference Shares" means the Class "A", Class "B", Class "C" Preference Shares of the Target collectively, and the reference to a particular class thereof shall mean that class alone.

          "Target Shareholders Agreement" means collectively, the Simba Technologies Inc. Shareholders Agreement dated with effect December 7, 1994 as amended by an Amending Agreement dated September 30, 1996 and a Principal Shareholders Agreement dated with effect December 7, 1994.

          "Target Shares" means the Target Common Shares and Target Preference Shares collectively.

          "Target Warrants" means warrants to purchase common shares of the Target.

          "Tax" means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, arising under Applicable Law or any other law.

          "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          "Third Party Claim" has the meaning set forth in Section 8(d) below.

          "Tools Business" means the database connectivity software business of the Target.

          "Tools  Business   Shut-Down"  means  the  actions  more  particularly
described in Section 5(k).

          "U.S. Securities Act" means the United States Securities Act of 1933, as amended, and the current rules and regulations thereunder.

     (b)  Schedules

          The  following  schedules  are  attached  to and  form  part  of  this
Agreement:

               Schedule    Title
               --------    -----
                  1.       Disclosure Schedule
                  2.       Allocation Schedule
                  3.       Escrow Agreement
                  4.       Share Purchase Agreement
                  5.       Financial Statements
                  6.       Detailed Description of Go Assets
                  7.       Standard Form Licensing Agreement
                  8.       Registration Rights Agreement
                  9.       Key Employee Agreement
                  10.      Intentionally Deleted
                  11.      Employees
                  12.      Seller Apportionment
                  13.      Additional Securities Matters

2.   Purchase and Sale of Target Shares.

     (a) Basic Transaction. On and subject to the terms and conditions of this Agreement, the Buyer agrees:

          (i) to purchase from each of the Sellers, and each of the Sellers agrees to sell to the Buyer, all of his, hers or its Target Shares for the consideration specified in Section 2(b) below;

          (ii) to purchase all, but not less than all, of the Target Shares owned by Shareholders (other than the Sellers) at Closing for the Shareholders consideration specified in Section 2(b) below; and




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

          (iii) to ensure that certain holders of unvested Target Options will receive Buyer Options having the attributes described in Section 2(e) below.

     (b) Purchase Price. The purchase price for the Target Shares is US$20,000,000 (the "Purchase Price"). Subject to the balance of this Article 2, the Buyer shall pay the Purchase Price to the Shareholders at the Closing by delivery of a certain number of Buyer Shares (the "Closing Shares") determined by dividing US$20,000,000 by the weighted average of the closing price per share of Buyer Shares as reported by the Nasdaq National Market for the ten (10) consecutive trading day period ending two business days prior to the Effective Date; provided that, if such weighted average price per share as so calculated, is greater than US$66.67 per share, such price shall be deemed to be US$66.67 per share, and if such weighted average price per share, as so calculated, is less than US$36.36 per share, such price shall be deemed to be US$36.36 per share (the weighted average price per share as determined pursuant to this sentence being referred to herein as the "Closing Value"). For the avoidance of doubt, "weighted average" is calculated by multiplying the daily closing price by the daily trading volume for each relevant day and dividing the total of such sums by the total trading volume over the ten-day period. The Buyer shall not be required to issue fractional shares of Buyer Shares, including as Buyer Shares are released to the Sellers under the Escrow Agreement, and any resulting fractional shares shall be ignored.

     (c) Exercise of Warrants and Options. The Sellers shall exercise and shall use their commercially reasonable efforts to cause all other holders to exercise all Target Warrants and vested Target Options.

     (d) Allocation of Purchase Price Among Shareholders. The Closing Shares shall be allocated among the Shareholders as set out in the Schedule 2 Allocation Schedule. The parties acknowledge and agree that the Allocation Schedule has been crystalized and fixed as of May 16, 2000 and that the calculation of whether options have vested and the determination of the accrual by the Shareholders of all rights to dividends and liquidation preferences cease and are determined as of that date.

     (e) Treatment of Unvested Target Options. The parties agree to amend the terms and conditions of all of the Target Options that are unvested as at the Closing, to the effect that such unvested Target Options:

          (i) will constitute options to acquire Buyer Shares at a conversion ratio of 13 Target Options for every 1 Buyer Option;

          (ii) will have an exercise price equal to the exercise price of the underlying Target Options multiplied by 13;

          (iii) will vest in accordance with the vesting schedule of the underlying Target Options; and

          (iv) in all other respects, will continue to be issued under the Option Plan and which Option Plan will be amended prior to Closing to have terms and conditions substantially similar to those contained in the Pivotal




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


                    Corporation   Incentive   Stock  Option  Plan  (Amended  and
                    Restated as of August 10, 1999).

     (f) Escrowed Shares. US$2,000,000 in Buyer Shares of the Sellers and in their respective Proportional Shares shall be held in escrow (the "Escrowed Shares") under the terms of the Escrow Agreement until one year after the Closing Date (or if an indemnity claim by the Buyer remains unsatisfied on such one year anniversary date, then until such claim is satisfied). All Escrowed Shares shall be valued at the Closing Value for purposes of determining the extent to which an indemnity obligation is satisfied, irrespective of the market price of the Escrowed Shares at the time of the indemnity payment. To the extent there are Escrowed Shares available, they shall be released back to the Buyer in satisfaction (or partial satisfaction) of any indemnity payment under Article 8(b) below, as more particularly set forth in and subject to the Escrow Agreement.

     (g) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Borden Ladner Gervais in Vancouver, British Columbia, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the "Closing Date").

     (h)  Deliveries  at the  Closing.  At the  Closing,  (i) the  Sellers  will deliver to the Buyer the Purchase Agreements and the various certificates, instruments, and documents referred to in Section 7(a) below, (ii) the Buyer will deliver to the Sellers, on their own behalf and as agents for the other Shareholders, the various certificates, instruments, and documents referred to in Section 7(b) below, (iii) each of the Sellers will deliver to the Buyer share certificates representing all of his or its Target Shares, and the Representative Seller will deliver to the Buyer share certificates representing all of the other Shareholders' Target Shares, endorsed in blank or accompanied by duly executed assignment documents with signatures guaranteed by a commercial bank or verified by a lawyer or notary public, and releases of any option, warrant, purchase right, or other contract or commitment concerning the Target and any capital stock of the Target and (iv) the Buyer will deliver to each of the Sellers, on their own behalf and as agents for the other Shareholders, the consideration specified in Section 2(b) above.

     (i) Representative Seller. For the purposes of effecting deliveries at Closing, the parties agree that all deliveries to or by Shareholders other than the Sellers will be properly effected if delivered by or to, the Representative Seller as agent for all Shareholders other than the Sellers.

3.   Representations and Warranties Concerning the Transaction.

     (a) Representations and Warranties of the Sellers. Each of the Sellers represents and warrants to the Buyer that the statements contained in this
Section 3(a) are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 3(a)) with respect to himself, herself or itself.




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

          (i) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

          (ii) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or by which he or it is bound or to which any of his or its assets is subject.

          (iv) Brokers' Fees. The Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

          (v) Target Shares. The Seller holds of record and owns beneficially the number of Target Shares set forth next to his, her or its name in the Disclosure Schedule, free and clear of any restrictions on transfer (other than any restrictions under Applicable Laws relating to securities or pursuant to the Target Shareholders Agreement), Taxes, Security Interests (ignoring, for purposes of this representation and warranty, clauses (a) - (d) of the definition of "Security Interest"), spousal or community property rights (except as set out in section 3(a)(v) of the Disclosure Schedule), options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any securities of the Target (other than this Agreement). The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of




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

                    any securities of the Target with the exception of the Target Shareholders Agreement.

          (vi) Options. The number of Target Shares set forth next to his, her or its name in the Disclosure Schedule includes all of the Seller's options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its securities.

     (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 3(b) are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 3(b)).

          (i) Organization of the Buyer. The Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the Province of British Columbia.

          (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

          (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Memorandum or Articles or
                    (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject.

          (iv) Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

          (v) Investment. The Buyer is not acquiring the Target Shares with a view to or for sale in connection with any distribution thereof within the meaning of Applicable Securities Laws.

          (vi) SEC Filings. The Buyer has delivered or made available to the Sellers (i) the Buyer's prospectus dated August 4, 1999;
                    (ii) and the Buyer's Quarterly Reports on Form 10-Q for the fiscal quarters ended September 30, 1999, December 31, 1999 and March 31, 2000 and (iii) Current Report on Form 8-K filed on January 25, 2000 (collectively referred to therein as the "Securities Act and Exchange Act Filings"). None of the U.S. Securities Act and Exchange Act Filings, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed to the Sellers in writing, in materials filed by the Buyer pursuant to the U.S. Securities Act or the Exchange Act, or set forth in press releases that have been made public by the Buyer (including but not limited to those from time to time posted at or available through Nasdaq's website at http://www.nasdaq.com), there has been no material adverse change in the financial condition of the Buyer since January 1, 2000.

          (vii)     Buyer Shares.  All of the Buyer Shares issued at the Closing
                    (including  the  Escrowed   Shares)  shall  have  been  duly
                    authorized, validly issued, fully paid, and nonassessable.

          (viii) Reporting Issuer. The Buyer is a reporting issuer under the securities laws of the Province of British Columbia and is not in default with respect to the filing of financial statements as required by such laws.

4.   Representations and Warranties Concerning the Target and Its Subsidiaries.

     The Sellers jointly and severally represent and warrant to the Buyer that the statements contained in this Section 4 are correct and complete as of the Effective Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the Effective Date throughout this Section 4), except as set forth in the disclosure schedule attached hereto as Schedule 1 (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a) Organization, Qualification, and Corporate Power. Each of the Target and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of the Target and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries. Each of the Target and its Subsidiaries has full corporate power and authority and all licenses, permits and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of each of the Target and its Subsidiaries. The Sellers have delivered to the Buyer correct and complete copies of the charter and bylaws of each of the Target and its Subsidiaries (as amended to date). The minute books (containing the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificate books, and the stock record books of each of the Target and its Subsidiaries are correct and complete. None of the Target and its Subsidiaries is in default under or in violation of any provision of its charter or bylaws.

     (b) Capitalization. The entire authorized capital stock of the Target consists of 15,000,000 Target Common Shares. 1,362,500 Class "A" Preference shares, 1,764,800 Class "B" Preference shares and 2,360,458 Class "C" Preference shares, of which 1,648,163 Target Common Shares, 1,350,000 Class "A" Preference shares, 1,764,707 Class "B" Preference shares and 2,356,070 Class "C" Preference shares are issued and outstanding. No Target Shares are held by the Target. All of the issued and outstanding Target Shares have been duly authorized, are validly issued, fully paid, and non-assessable, and were issued in compliance with all the Securities Act and the U.S. Securities Act, and are held of record by the respective Sellers and other Shareholders as set forth in Section 4(b) of the Disclosure Schedule. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Target Shares are as set forth in the Articles of the Target and such preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable and in accordance with Applicable Law. No outstanding Target Shares have been issued in violation of any pre-emptive rights, rights of first refusal or similar rights. Apart from the Warrants and the options outstanding under the Option Plan, all of which are included on Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Target to issue, sell, or otherwise cause to become outstanding any of its securities. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any of the shares of the Target with the exception of the Target Shareholders Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of the Target and its Subsidiaries is subject or any provision of the charter or bylaws of any of the Target and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Target and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement. None of the Target and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement, except where the failure to give notice, to file, or to obtain any authorization, consent, or approval would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries or on the ability of the Parties to consummate the transactions contemplated by this Agreement.

     (d) Brokers' Fees. None of the Target and its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     (e) Title to Assets. The Target and its Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them, located on their premises, or shown on the Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet.

     (f) Subsidiaries. Section 4(f) of the Disclosure Schedule sets forth for each Subsidiary of the Target (i) its name and jurisdiction of incorporation,
(ii) the number of shares of authorized capital stock of each class of its capital stock, (iii) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (iv) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of the Target have been duly authorized and are validly issued, fully paid, and nonassessable. One of the Target and its Subsidiaries holds of record and owns beneficially all of the outstanding shares of each Subsidiary of the Target, free and clear of any restrictions on transfer (other than restrictions Applicable Securities Laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Target and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of the Target to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Target. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Target. None of the Target and its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Target.

     (g) Financial Statements. Attached hereto as Schedule 5 are the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal years ended December 31, 1999, (the "Most Recent Fiscal Year End") for the Target and its Subsidiaries; and
(ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flow (the "Most Recent Financial Statements") as of and for the three months ended March 31, 2000 (the "Most Recent Fiscal Month End") for the Target and its Subsidiaries. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of the Target and its Subsidiaries as of such dates and the results of operations of the Target and its Subsidiaries for such periods, and correct and complete, and are consistent with the books and records of the Target and its Subsidiaries (which books and records are correct and complete); provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

     (h) Events Subsequent to Most Recent Fiscal Year End. Since the Most Recent Fiscal Year End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries taken as a whole. Without limiting the generality of the foregoing, since that date:

          (i) none of the Target and its Subsidiaries has sold, leased, transferred, or assigned any of its assets, tangible or intangible, outside the Ordinary Course of Business;

          (ii) none of the Target and its Subsidiaries has entered into any agreement, contract, lease, or license outside the Ordinary Course of Business;

          (iii) no party (including any of the Target and its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of the Target and its Subsidiaries is a party or by which any of them is bound;

          (iv) none of the Target and its Subsidiaries has granted or imposed any, and there are no, Security Interest on any of its assets, tangible or intangible;

          (v) none of the Target and its Subsidiaries has made any capital expenditures outside the Ordinary Course of Business;

          (vi) none of the Target and its Subsidiaries has made any capital investment in, or any loan to, any other Person, other than the extension of trade credit in the Ordinary Course of Business;

          (vii) the Target and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $25,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (viii) none of the Target and its Subsidiaries has granted any license or sublicense of any rights under or with respect to any Intellectual Property outside the Ordinary Course of Business;

          (ix)      there  has  been  no  change  made  or   authorized  in  the
                    constitutional documents of any of the Target and its Subsidiaries with the exception of an amendment to the Articles of the Target to reduce the number of directors from seven to six;

          (x) none of the Target and its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock except under the Option Plan (all of which are set forth in Section 4(b) of the Disclosure Schedule);

          (xi) none of the Target and its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (xii) none of the Target and its Subsidiaries has experienced any damage, destruction, or loss (whether or not covered by insurance) to its property or assets;

          (xiii) none of the Target and its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees;

          (xiv) none of the Target and its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement except an employment contract for John Ward, a copy of which has been provided to Buyer;

          (xv) none of the Target and its Subsidiaries has granted any increase in the base compensation of any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xvi) none of the Target and its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any Employee Benefit Plan);

          (xvii) none of the Target and its Subsidiaries has made any other change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xviii)   none of the  Target  and its  Subsidiaries  has  delayed  or
                    postponed   the  payment  of  accounts   payable  and  other
                    Liabilities outside the Ordinary Course of Business; and

          (xix) none of the Target and its Subsidiaries has committed to any of the foregoing;

          (xx) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving any of the Target and its Subsidiaries except as set out in
                    Section 4(h)(xx) of the Disclosure Schedule.

     (i) Undisclosed Liabilities. None of the Target or its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for Taxes or breach of any Environmental, Health and Safety Requirements), except for (i) liabilities set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (ii) liabilities which have arisen in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, material breach of warranty, tort, infringements, or violation of Applicable Law).

     (j) Legal Compliance. Each of the Target and its Subsidiaries, and their respective predecessors and Affiliates, has complied with all Applicable Law and other laws applicable to them, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure so to comply, except where the failure to comply would not have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries.

     (k)  Tax Matters.

          (i) Each of the Target and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by any of the Target and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of the Target and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where any of the Target and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of the Target and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

          (ii) Each of the Target and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to, or transactions or contracts with each other or any Affiliates, employee, independent contractor, creditor, stockholder, customer, or other third party.

          (iii) No Seller or director or officer (or employee responsible for Tax matters) of any of the Target and its Subsidiaries expects any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax Liability of any of the Target and its Subsidiaries either (A) claimed or raised by any authority in writing or (B) as to which any of the Sellers and the directors and officers (and employees responsible for Tax matters) of the Target and its Subsidiaries has Knowledge based upon personal contact with any agent of such authority. Section 4(k) of the Disclosure Schedule lists all income Tax Returns of or for any country or jurisdiction filed with respect to any of the Target and its Subsidiaries for taxable periods ended on or after December 31, 1996, indicates those Tax
                    Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Sellers have delivered to the Buyer correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of the Target and its Subsidiaries since December 31, 1996.

          (iv) None of the Target and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (v) Section 4(k) of the Disclosure Schedule sets forth the following information with respect to each of the Target and its Subsidiaries as of the most recent practicable date: (A) the "cost amount" as defined in the Income Tax Act or the "basis" under the Internal Revenue Code, as the case may be, of the Target or Subsidiary in its assets, including the shares of the Subsidiaries; (B) Intentionally deleted; and
                    (C) the amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign Tax, or excess charitable contribution allocable to the Target or Subsidiary.

          (vi) The unpaid Taxes of the Target and its Subsidiaries (A) did not, as of the Most Recent Fiscal Month End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries in filing their Tax Returns.

          (vii) All transactions between the Target and any non-resident person with whom the Target was not dealing at arm's length were conducted at arm's length prices as defined in the Code and the ITA, as the case may be, and the Target has made or obtained sufficient records or documents supporting these prices.

          (viii) The Target is duly registered under subdivision (d) of Division V of Part IX of the Excise Tax Act (Canada) with respect to the goods and services tax and harmonized sales tax and its registration number is 12183 3230 RT.

          (ix) The Target has not filed any elections, designations or similar filings which will be applicable for any period ending after Closing.

     (l) Real Property. None of the Target and its Subsidiaries owns any real property. Section 4(l) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to any of the Target and its Subsidiaries. True, correct and complete copies of the leases and subleases, and all amendments thereto, listed in Section 4(l) of the Disclosure Schedule (as amended to date), are attached to the Disclosure Schedule. With respect to each lease and sublease listed in Section 4(l) of the Disclosure Schedule:

          (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect;

          (ii) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby and any and all necessary consents to the transactions contemplated in this Agreement have been, or by the Closing shall have been, obtained;

          (iii) no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder;

          (iv) no party to the lease or sublease has repudiated any provision thereof;

          (v) with respect to each sublease, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying lease;

          (vi)      there  are  no  material  disputes,   oral  agreements,   or
                    forbearance programs in effect as to the lease or sublease;

          (vii) none of the Target and its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

          (viii) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     (m)  Intellectual Property.

          (i) The Target and its Subsidiaries own or have the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property used in the operation of the businesses of the Target and its Subsidiaries as presently conducted, including the Go Assets. The description of the Go

                    Assets set forth in Schedule 6, including the functional specifications thereof, is true, accurate and complete in all material respects. Each item of Intellectual Property owned or used by any of the Target and its Subsidiaries immediately prior to the Closing hereunder will be owned or available for use by the Target or its Subsidiary on identical terms and conditions immediately subsequent to the Closing hereunder. Each of the Target and its Subsidiaries has taken all commercially reasonable steps to maintain and protect each item of Intellectual Property that it owns or uses.

          (ii) None of the Target and its Subsidiaries has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Target and its Subsidiaries must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of any of the Target and its Subsidiaries.

          (iii) Section 4(m)(iii) of the Disclosure Schedule identifies each patent or trademark registration which has been issued to any of the Target and its Subsidiaries with respect to any of its Intellectual Property, identifies each pending patent application or application for registration which any of the Target and its Subsidiaries has made with respect to any of its Intellectual Property, and identifies each license, agreement, or other permission which any of the Target and its Subsidiaries has granted to any third party with respect to any of its Intellectual Property (together with any exceptions). The Sellers have made available to the Buyer correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date) and have made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. Section 4(m)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by any of the Target and its Subsidiaries in connection with any of its businesses. With respect to each item of Intellectual Property required to be identified in Section 4(m)(iii) of the Disclosure Schedule:

                    (A) the Target and its Subsidiaries possess all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction except for any license, agreement or other permission disclosed in Section 4(m)(iii) of the Disclosure Schedule;

                    (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (C) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                    (D) none of the Target and its Subsidiaries has ever agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 4(m)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Target and its Subsidiaries uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(m)(iv) of the Disclosure Schedule:

                    (A)  the  license,  sublicense,   agreement,  or  permission
                         covering   the   item   is   legal,   valid,   binding,
                         enforceable, and in full force and effect;

                    (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                    (C) none of the Target or its Subsidiaries and, to the Knowledge of the Sellers, no other party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                    (D) none of the Target or its Subsidiaries and, to the Knowledge of the Sellers, no other party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                    (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                    (F) to the Knowledge of the Sellers, the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                    (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of any of the Sellers and the directors and officers (and employees with responsibility for Intellectual Property matters) of the Target and its Subsidiaries, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                    (H)  none of the Target and its Subsidiaries has granted any
                         sublicense   or  similar  right  with  respect  to  the
                         license, sublicense, agreement, or permission.

          (v)       [intentionally deleted]

          (vi) all employees of the Target and its Subsidiaries who have contributed to or participated in the conception and/or development of all or any part of the Go Assets or any of the Target's or its Subsidiary's other Intellectual Property (which is not licensed from a third party) either (i) have been party to a "work-for-hire" arrangement or agreement with the Target or its Subsidiary, in accordance with
                    Applicable Law, that has accorded the Target or its Subsidiary full, effective, exclusive, and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of the Target or its Subsidiary as assignee that have conveyed full, effective and exclusive ownership of all tangible and intangible property thereby arising.

     (n) Tangible Assets. The buildings, machinery, equipment, and other tangible assets that the Target and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear) and are recorded on the Most Recent Balance Sheet in accordance with GAAP (that is, at historic costs).

     (o) No Illegal or Improper Transactions. Neither the Target or its Subsidiaries, any Seller nor any of the directors, officers or employees of the Target or its Subsidiaries has, directly or indirectly, used funds or other assets of the Target or its Subsidiaries, or made any promise or undertaking in such regard, for (a) illegal contributions, gifts, entertainment or other expenses relating to political activity; (b) illegal payments to or for the benefit of governmental officials or employees, whether domestic or foreign; (c) illegal payments to or for the benefit of any person, firm, corporation or other entity, or any director, officer, employee, agent or representative thereof; or
(d) the establishment or maintenance of a secret or unrecorded fund; and there have been no false or fictitious entries made in the books or records of the Company. For purposes of the foregoing, "illegal" includes payments that would be illegal under the U.S. Foreign Corrupt Practices Act were they made or to be made by a Person subject to that Act.

     (p) Contracts. Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which any of the Target and its Subsidiaries is a party:

          (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (ii) except for customer contracts in the Ordinary Course of Business any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to any of the Target and its Subsidiaries, or involve consideration in excess of $25,000;

          (iii)     any agreement concerning a partnership or joint venture;

          (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (v)       any agreement concerning confidentiality or noncompetition;

          (vi) any agreement with any of the Sellers and their Affiliates (other than the Target and its Subsidiaries);

          (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, "golden parachute" or other plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (viii)    any collective bargaining agreement;

          (ix) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $25,000 or providing severance benefits;

          (x) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries;

          (xii) any agreement with independent sales representatives or sales agents;

          (xiii) any licensing or other material agreement, understanding or letter of intent with customers or prospects (other than in the Ordinary Course of Business);

          (xiv) any agreement giving the Target or its Subsidiaries any rights to Intellectual Property, including OEM agreements; and

          (xv) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

A true, correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule, and all amendments thereto, listed in Section 4(p) of the Disclosure Schedule, are attached as an exhibit to the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transaction contemplated hereby; (C) none of the Target or its Subsidiaries and, to the Knowledge of the Sellers, no other party, is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

     (q) Notes, Accounts Receivable and Prepayments. All notes in favor and accounts receivable of the Target and its Subsidiaries are reflected properly on their books and records, are valid and bona fide arm's length receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance
Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. The Target has not billed and will not bill, and the Target has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing Date. To the extent that accounts receivable include pre-billed amounts, the corresponding liabilities have been accrued to the extent actual invoices representing such liabilities have not been recorded on the Company's books.

     (r) Powers of Attorney. There are no outstanding powers of attorney executed on behalf of any of the Target and its Subsidiaries.

     (s) Insurance. Section 4(s) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) with respect to which any of the Target and its Subsidiaries is a party, a named insured, or otherwise the beneficiary of coverage:

          (i)       the name, address, and telephone number of the agent;

          (ii) the name of the insurer, the name of the policyholder, and the name of each covered insured;

          (iii)     the policy number and the period of coverage;

          (iv) the scope (including an indication of whether the coverage is on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and

          (v) a description of any retroactive premium adjustments or other material loss-sharing arrangements.

With respect to each such insurance policy: (A) the policy is legal, valid, binding, enforceable, and in full force and effect in all respects; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) none of the Target or its Subsidiaries and, to the Knowledge of the Sellers, no other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. Section 4(s) of the Disclosure Schedule describes any material self-insurance arrangements affecting any of the Target and its Subsidiaries.

     (t) Litigation. Section 4(t) of the Disclosure Schedule sets forth each instance in which any of the Target and its Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of any of the Sellers and the directors and officers of the Target and its Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator.

     (u) Product and Service Warranties. Each of the products, property and items manufactured, sold, leased, licensed or delivered, or services rendered, provided or delivered, by any of the Target and its Subsidiaries have conformed in all material respects with all applicable contractual commitments and all express and implied warranties, and none of the Target and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of the Target and its Subsidiaries. No product, property or item manufactured, sold, licensed, leased, or delivered, or service rendered, provided or delivered, by the Target and its Subsidiaries is subject to any guaranty, warranty, service life, support or repair contract, upgrade undertaking or other indemnity beyond the Target's or its Subsidiaries' applicable standard terms and conditions concerning such types of sale, lease, license or service. Section 4(u) of the Disclosure Schedule includes copies of the standard terms and conditions of sale, lease or service for each of the Target and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions).

     (v) Product Liability. None of the Target and its Subsidiaries has any material liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by any of the Target and its Subsidiaries.

     (w) Employees. The Sellers and the directors and officers of the Target and its Subsidiaries have not received any notice nor are they aware that any executive, key employee, or significant group of employees plans to terminate employment with any of the Target and its Subsidiaries. None of the Target and its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has any of them experienced any strike or grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years. None of the Target and its Subsidiaries has committed any unfair labor practice. None of the Sellers and the directors and officers of the Target and its Subsidiaries has any Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of any of the Target and its Subsidiaries. Section 4(w) of the Disclosure Schedule contains a true, complete and correct list setting forth (i) the names, job descriptions/titles, current compensation rate and any promised increased thereof (including but not limited to salary, commission and bonus compensation), date of hire, vacation accrual rate and accrued vacation time of all employees of the Target and its Subsidiaries, and (ii) the names and total annual compensation for all independent contractors who render services on a regular basis to the Target and its Subsidiaries whose current annual compensation is or is expected to be in excess of $20,000. The Target and its Subsidiaries have not made any prepayments of salaries, bonuses or any other amounts due to any of its employees. Target and its Subsidiaries have a written policy prohibiting unlawful employment discrimination and harassment, a true, correct and complete copy of which has been made available to the Buyer. This policy includes a reasonable complaint procedure and is distributed to all employees.

     (x) Employee Benefits. Section 4(x) of the Disclosure Schedule sets forth all Employee Benefit Plans by name and provides a brief description for each plan. None of the benefits under an Employee Benefit Plan have been materially augmented nor will the Target or its Subsidiaries or any Affiliate of theirs make any commitments to augment materially any such benefits. Except as described in Section 4(x) of the Disclosure Schedule, no condition, agreement or plan provision limits the right of the Target or its Subsidiaries or any Affiliate to amend, cut back or terminate any Employee Benefit Plan, nor will the transaction contemplated by this Agreement limit the right of the Target or its Subsidiaries or any Affiliate to amend, cut back or terminate any Employee Benefit Plan. Either as a matter of law or to obtain the intended tax treatment and tax benefits, the Employee Benefit Plans have at all times complied with and been duly administered in accordance with all applicable laws and regulations and requirements having force of law and in accordance with their terms. There are not in respect of any Employee Benefit Plan or the benefits thereunder any actions, suits or claims pending or threatened other than routine claims for benefits. None of the Target or its Subsidiaries or any Affiliate have received any notice or directive that it has not complied with all material provisions of the Employee Benefit Plans applicable to it and has no knowledge of any reason why the tax exempt (or favored) status, if any of the Employee Benefit Plans might be withdrawn.

     (y)  Guaranties.  None of the Target and its Subsidiaries is a guarantor or
otherwise  is   responsible   for  any   liability  or   obligation   (including
indebtedness) of any other Person.

     (z)  Environment, Health, and Safety Matters.

          (i) Each of the Target, its Subsidiaries, and their respective predecessors and Affiliates has complied and is in compliance, in each case in all material respects, with all Environmental, Health, and Safety Requirements.

          (ii) Without limiting the generality of the foregoing, each of the Target, its Subsidiaries, and their respective Affiliates, has obtained, has complied, and is in compliance with, in each case in all material respects, all material permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business.

          (iii) None of the Target, its Subsidiaries, or their respective Affiliates has received any written or oral notice, report or other information regarding any actual or alleged material violation of Environmental, Health, and Safety Requirements, or any material liabilities or potential material liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any material investigatory, remedial or corrective obligations, relating to any of them or its facilities arising under Environmental, Health, and Safety Requirements.

          (iv)      The  Target  and  its   Subsidiaries  and  their  respective
                    Affiliates, have not, and have no knowledge of any other Person who has caused any release, threatened release, or disposal of any Hazardous Material on, in, at, under, or from any real property or leased property associated with the business and none of such property is adversely affected by any release, threatened release, or disposal of a Hazardous Material. Neither the Target, its Subsidiaries or their respective Affiliates have transported or arranged for the transportation for storage, treatment or disposal of any Hazardous Materials to any location, nor is the Target, its Subsidiaries or their respective Affiliates liable for any response or corrective action, natural resource damage or other harm pursuant to Environmental, Health and Safety Requirements and there are no conditions or circumstances at any lease property associated with the business which poses a risk to the environment or to the health or safety of Persons.

     (aa) Customers. Part I of Section 4(aa) of the Disclosure Schedule is a complete list by dollar volume of billings (within the fiscal year ended December 31, 1999) of the Target's and its Subsidiaries' top ten customers. None of such customers has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with the Target and its

Subsidiaries or materially reduced or threatened to materially reduce, its business with the Target and its Subsidiaries. To the Knowledge of any of the Sellers and the directors and officers of the Target and its Subsidiaries, no customer intends to cancel or otherwise modify its relationship with the Target and its Subsidiaries on account of the transactions contemplated hereby or otherwise, and none of the Sellers and the directors and officers of the Target and its Subsidiaries has any reason to so believe. All customers of the Target and its Subsidiaries are subject to licensing agreements with the Target or its Subsidiaries substantially in the form of Target's standard form licensing agreement, as copy of which is attached hereto as Schedule 7. The Target and its Subsidiaries are not subject to any undertaking or obligation to support the Go Assets or any earlier product or release, nor are they under subject to any understanding or obligation to upgrade any such product or release except as disclosed in Part II of Section 4(aa) of the Disclosure Schedule.

     (bb) Interest in Customers, etc. None of the Target and its Subsidiaries, or any Employee Seller, nor any of their respective Affiliates has any direct or indirect interest in any competitor, supplier or customer of the Target and its Subsidiaries or in any other person with whom the Target and its Subsidiaries have any business relationship.

     (cc) Certain Business Relationships With the Target and its Subsidiaries. None of the Sellers and their Affiliates has been involved in any material business arrangement or relationship with any of the Target and its Subsidiaries within the past 12 months with the exception of the employment by the Target of the Employee Sellers. In addition, none of the Sellers and their Affiliates owns any material asset, tangible or intangible, which is used in the business of any of the Target and its Subsidiaries.

     (dd) Year 2000. The Target and its Subsidiaries have not experienced any material problems or difficulties with their computer systems or their Intellectual Property relating to or resulting from the "Year 2000" concern and none of their customers have notified the Target or its Subsidiaries that they have experienced any such problems with any items or services provided to them by the Target or its Subsidiaries.

     (ee) Bank Accounts. Section 4 (ee) of the Disclosure Schedule lists all of the Targets and its Subsidiaries' bank accounts, including bank addresses, routing and account numbers, and individuals with signature authority.

     (ff) Disclosure.  The  representations  and  warranties  contained  in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

     (gg) Additional Securities Matters. Each of Venrock Associates and Venrock Associates II, Limited Partnership hereby makes the covenants, representations and warranties set out in Schedule 13-1 and has indicated the Categories in paragraph (d) of that Schedule that apply to each of them respectively by printing its name and initialing each of the relevant categories. Each of the Sellers other than Venrock Associates and Venrock Associates II, Limited Partnership hereby makes the covenants, representations and warranties set out in Schedule 13-2.

     (hh) Residency. Each of the Sellers other that Venrock Associates and Venrock Associates II, Limited Partnership is not a non-resident of Canada for purpose of the ITA.

5.   Pre-Closing Covenants.

     The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing; provided that where the Sellers are to cause the Target or its Subsidiaries to do anything as required pursuant to Sections 5(b) through 5(e), Sellers other than the Employee Sellers are required to do so only to the extent they are able or otherwise have the power or control to do so.

     (a) General. Each of the Parties will use his, her or its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 7 below and including that each of the Sellers shall use his, her or its commercially reasonable efforts to cause third parties to take all action and do all things contemplated or required in this Agreement and this covenant of the Sellers is hereby expressly agreed between the parties to be a material covenant and that any breach thereof will be deemed to be a material breach).

     (b) Notices and Consents. The Sellers will cause each of the Target and its Subsidiaries to give any notices to third parties, and will cause each of the Target and its Subsidiaries to use its reasonable efforts to obtain any third party consents, that the Buyer reasonably may request in connection with the matters referred to in Section 4(c) above. Each of the Parties will (and the Sellers will cause each of the Target and its Subsidiaries to) give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above. Without limiting the generality of the foregoing, each of the Parties will file (and the Sellers will cause each of the Target and its Subsidiaries to file) any notifications and reports and related material that he, she or it may be required (or be advisable) to file to comply with any relevant merger, trade or competition laws or regulations under Applicable Law, will use his or its reasonable efforts to obtain (and the Sellers will cause each of the Target and its Subsidiaries to use its reasonable efforts to obtain) a waiver from the applicable waiting period or approval or consent, as the case may be, and will make (and the Sellers will cause each of the Target and its Subsidiaries to make) any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith.

     (c) Operation of Business. Subject to Section 7(a)(xxii), the Sellers will not cause or permit any of the Target and its Subsidiaries to engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing, the Sellers will not cause or permit any of the Target and its Subsidiaries to (i) declare, set aside, or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase, or otherwise acquire any of its capital stock, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 4(h) above. Moreover, the Sellers will cause the Target and its Subsidiaries to work closely with the Buyer in anticipation of being fully integrated with the Buyer after the Closing, including projecting to the customers and prospective customers a unified image of the Target and its Subsidiaries and the Buyer (to the extent legal, practical and reasonable).

     (d) Preservation of Business. The Sellers will cause each of the Target and its Subsidiaries to keep its business and properties substantially intact, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers, and employees subject to Section 7(a)(xxii).

     (e) Full Access. Each of the Sellers will permit, and the Sellers will cause each of the Target and its Subsidiaries to permit, representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Target and its Subsidiaries, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Target and its Subsidiaries. The Buyer will treat and hold as such any Confidential Information it receives from any of the Sellers, the Target, and its Subsidiaries in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, will return to the Sellers, the Target, and its Subsidiaries all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

     (f) Notice of Developments. The Sellers will give prompt written notice to the Buyer of any material adverse development causing a breach of any of the representations and warranties in Section 4 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of his or its own representations and warranties in Section 3 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     (g) Exclusivity. None of the Sellers will (and the Sellers will not cause or permit any of the Target and its Subsidiaries to) (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of any voting or equity securities, or any substantial portion of the assets, of any of the Target and its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange) or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing. None of the Sellers will vote their Target Shares in favor of any such acquisition structured as a merger, consolidation, or share exchange. The Sellers will notify the Buyer immediately if any Person makes any proposal offer, inquiry, or contact with respect to any of the foregoing.

     (h) Trading Prohibition. Each Seller hereby acknowledges that the transactions contemplated hereby and information disclosed and to be disclosed to the Sellers and their representatives may, from time to time, constitute or include material non-public information concerning the Buyer. Each Seller acknowledges that they are aware, and that they have advised and will continue to advise all employees and representatives of the Target and its Subsidiaries or such Sellers to whom the existence of this transaction or any such information has been or may be disclosed that (i) applicable securities laws may prohibit a person who has material, non-public information from purchasing or selling securities of any company to which such information relates and (ii) material non-public information shall not be communicated to any other person except as expressly permitted by this Agreement.

     (i) Herrington Agreements. Kirk Herrington shall provide to the Buyer and its legal counsel either of: (i) a Direction providing instructions to the Buyer as to whom and in what numbers the Buyer Shares payable to Kirk Herrington upon Closing are to be issued together with the Herrington Agreement duly executed by all parties thereto save for the Buyer; or (ii) the Herrington Escrow Agreement duly executed by all parties thereto save for the Buyer.

     (j) Offers of Employment. Buyer and Seller shall co-operate in the making by Buyer of offers of employment to the Key Employees on terms and conditions that are substantially similar to the terms and conditions of their employment with Target in effect upon execution of this Agreement and in the form of offer letter set forth in Schedule 9.

     (k) Tools Business Sale or Shut-Down. Until June 15, 2000, Sellers shall, and shall cause Target to, use reasonable commercial efforts to sell the Tools Business on terms and conditions acceptable to the Sellers and to the Buyer and its legal counsel, acting reasonably. If the Sellers are unable to enter into an agreement for the sale of the Tools Business prior to June 15, 2000, and (i) the conditions to Closing set out in Sections 7(a)(iii), (vi), (vii), (xiii), (xv), and (xx) have been satisfied or waived by the Buyer; and (ii) either 10 days have elapsed since execution by the Buyer of this Agreement or the Buyer has waived its right to terminate the Agreement pursuant to Section 10(a) (iv), then the Sellers shall cause the Target to commence an orderly termination of the operation by the Target of the Tools Business, by, among other things, immediately carrying out the following activities:

          (i) ceasing all product sales in the Tools Business;

          (ii) terminating all employees of the Tools Business who do not have employment opportunities with the Buyer (as advised by the Buyer);

          (iii) commencing to inform current customers of the Tools Business that have ongoing maintenance or support contracts that all service will be discontinued upon expiry of their current contract with the Target;

          (iv) terminating any supply, service, purchase, joint venture or other contract, agreement or arrangement that relates solely or primarily to the Tools Business; and

          (v) organizing engineering and support staffing so that expenses related to supporting the customers of the Tools Business are reduced to the minimum reasonably necessary to meet the support obligations under existing contracts,

          (herein collectively referred to as the "Tools Business Shut-Down").

Notwithstanding the foregoing, the Sellers and the Target shall inform the Buyer of the progress and actions taken in connection with the Tools Business
Shut-Down and the Buyer shall provide Sellers with reasonable non-financial co-operation and assistance in causing an orderly shut-down by the Target of the Tools Business.

6.   Post-Closing Covenants.

     The Parties agree as follows with respect to the period following the Closing.

     (a) General. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 8 below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort belonging to the Target and its Subsidiaries.

     (b) Litigation Support. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving any of the Target and its Subsidiaries, each of the other Parties will cooperate with him or it and his or its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under
Section 8 below).

     (c) Transition. None of the Sellers will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, licenses, supplier, or other business associate of any of the Target and its Subsidiaries from maintaining the same business relationships with the Target and its Subsidiaries after the Closing as it maintained with the Target and its Subsidiaries prior to the Closing. Each of the Sellers will refer all customer inquiries relating to the businesses of the Target and its Subsidiaries to the Buyer from and after the Closing.

     (d) Confidentiality. Each of the Sellers will treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession and that belong to the Target or its Subsidiaries. In the event that any of the Sellers is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, that Seller will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 6(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, that Seller may disclose the Confidential Information to the tribunal; provided, however, that the disclosing Seller shall use his or its reasonable efforts to obtain, at the reasonable request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e) Covenant Not to Compete. For a period from and after the Closing Date and expiring one year after the later of the Closing Date and the last date of employment of Seller with Buyer (if such Seller becomes an employee of Buyer upon Closing), none of the Employee Sellers will engage directly or indirectly in any business anywhere in the world that any of the Target and its Subsidiaries conducts or has made plans to engage in as of the Closing Date; provided, however, that no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If an arbitrator declares that any term or provision of this Section 6(e) is invalid or unenforceable, the Parties agree that the arbitrator shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     (f) Non-solicitation. For a period from and after the Closing Date and expiring one year after the later of the Closing Date and the last date of employment of Seller with Buyer (if such Seller is employed by Buyer on Closing), each Seller agrees that it will not, either for itself, himself or herself or any other Person, (A) induce or attempt to induce any employee of the Target or its Subsidiaries or the Buyer to leave the employ of such companies,
(B) in any way interfere with the relationship between the Target and its Subsidiaries or the Buyer and any employee of such companies, (C) cause to be employed, or otherwise engaged as an employee, independent contractor, or otherwise, any employee of the Target or its Subsidiaries or the Buyer, or (D) induce or attempt to induce any customer, supplier, licensee, or business relation of the Target and its Subsidiaries or the Buyer to cease doing business with such companies, or in any way interfere with the relationship between any customer, supplier, licensee, or business relation of the Target or its Subsidiaries.

     (g) Buyer Shares. Each certificate of Buyer Shares delivered at the Closing will be imprinted with legends substantially in the following form:

          1.   U.S. Legend

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY,
          (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR
          (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT

          PRIOR TO SUCH SALE THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION. THE HOLDER HEREOF FURTHER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT MAY NOT ENGAGE IN
          HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM AMERICAN STOCK TRANSFER & TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

          2. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A HOLD PERIOD AND MAY NOT BE TRADED IN BRITISH COLUMBIA UNTIL [DATE] EXCEPT AS PERMITTED BY THE SECURITIES ACT (BRITISH COLUMBIA) AND THE RULES THEREUNDER.

Each holder desiring to transfer Buyer Shares received by the holder pursuant to this Agreement first must furnish the Buyer with (i) a written opinion reasonably satisfactory to the Buyer in form and substance from counsel reasonably satisfactory to the Buyer by reason of experience to the effect that the holder may transfer the Buyer Shares as desired without a prospectus under the Securities Act or registration under the U.S. Securities Act and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to the Buyer in form and substance agreeing to be bound by the restrictions on transfer contained herein.

     (h) Securities Registrations. As promptly as reasonably practical following the Closing Date, the Buyer will use its reasonable efforts to register on Form S-8 all the Buyer Shares issuable upon the exercise of Buyer Options created upon the amendment of Target Options into Buyer Options.

     (i) Registration Rights Agreement. On Closing, the parties will enter into the registration rights agreement substantially in the form attached as Schedule 8.

     (j) Joint Tax Election. Notwithstanding the Purchase Price to be paid by the Buyer to the Sellers hereunder, the Buyer and the Sellers hereby agree and confirm that, as may be required by any of the Sellers in connection with the transactions contemplated hereby (an "Electing Seller"), the Buyer and the Electing Seller will file a joint election, pursuant to section 85(1) of the

ITA, in the prescribed form and within the time referred to in the ITA, to transfer the Target Shares from the Electing Seller to the Buyer at an elected amount as determined by the Seller.

7.   Conditions to Obligation to Close.

     (a) Conditions to Obligation of the Buyer. The obligation of the Buyer to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(a) and Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Sellers shall have performed and complied with all of their covenants hereunder in all material respects through the Closing;

          (iii) the Target and its Subsidiaries shall have procured all of the material third party consents specified in Section 5(b) above;

          (iv) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of the Buyer to own the Target Shares and to control the Target and its Subsidiaries, or
                    (D) affect materially and adversely the right of any of the Target and its Subsidiaries to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (v) the Sellers shall have delivered to the Buyer a certificate to the effect that each of the conditions specified above in
                    Section 7(a)(i)-(iv) is satisfied in all respects;

          (vi) all applicable waiting periods (and any extensions thereof) under any applicable merger, trade or competition acts shall have expired or otherwise been terminated and the Parties, the Target, and its Subsidiaries shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii),
                    Section 3(b)(ii), and Section 4(c) above;

          (vii) the Key Employees and Target shall have entered into, and delivered to the Buyer, employee offer letters in form and substance as set forth in Schedule 9 attached hereto and the same shall be in full force and effect;

          (viii) the Buyer shall have received from counsel to the Sellers opinions in form and substance acceptable to the Buyer and counsel to the Buyer, acting reasonably, addressed to the Buyer, and dated as of the Closing Date;

          (ix) the Buyer shall have received the resignations, effective as of the Closing, of each director and officer of the Target and its Subsidiaries requested by the Buyer;

          (x) the Buyer shall have received Target's and all of its Subsidiaries' minutes books, stock books, stock registries, and bank signature cards;

          (xi) an Escrow Agreement substantially in the form of Schedule 3 hereto shall have been validly entered into by all parties thereto other than the Buyer;

          (xii)     [Intentionally Deleted];

          (xiii)    all Shareholders  other than the Sellers shall have executed
                    and   delivered   to  the   Buyer   a   Purchase   Agreement
                    substantially in the form of Schedule 4 hereto;

          (xiv) all filings, registrations and exemptions required under all Applicable Securities Law shall have been made or received;

          (xv) the Buyer shall have received satisfactory evidence that all existing employment contracts undertakings and employment-related arrangements (including severance agreements) by the Target and its Subsidiaries in favor of the Sellers have been cancelled and all existing obligations between the Target and its Subsidiaries and the Sellers for borrowed money, advances, and other non-salary, non-wage and non-commission arrangements have been settled and discharged.

          (xvi) all Target Warrants and all vested Target Options shall have been exercised, Shareholders holding 100 percent of the outstanding Target Shares as at the Closing shall have tendered delivery of their Target Shares, and the holders of all of the outstanding unvested Target Options shall have agreed to amendments to the terms and conditions of their Target Options as more particularly provided in paragraph 2(e) and the Option Plan shall have been amended in form and substance satisfactory to the Buyer;

          (xvii) all actions to be taken by the Sellers in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance, and as relevant delivered, to the Buyer;

          (xviii) nothing shall have occurred after the date of this Agreement relating to Target which, in the Buyer's reasonable opinion, may have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of the Target and its Subsidiaries but for greater certainty, this provision does not apply to general market conditions, including currency, interest rate, general stock indices and other factors not specific to Target;

          (xix) all Key Employees not party to this Agreement have executed Buyer's standard form Confidentiality, Non-Solicitation and Non-Competition Agreement;

          (xx) all option agreements to which any of Target's senior management personnel are party shall have been amended to change the vesting rights of such option holders upon a change of control of Target so that 50% of such options vest on a change of control and the Balance of the options vest in accordance with Buyer's regular options vesting schedule;

          (xxi)     Target Shareholders Agreement shall have been terminated;

          (xxii) Sellers shall, in the reasonable opinion of the Buyer, have commenced the sale of the Tools Business or the Tools Business Shut-Down all as more particularly provided in 5(k); and

          (xxiii) Kirk Herrington shall have complied with the covenant set out in Section 5(i).

The Buyer may waive any condition specified in this Section 7(a) if it executes a writing so stating at or prior to the Closing.

     (b) Conditions to Obligation of the Sellers. The obligation of the Sellers to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

          (i) the representations and warranties set forth in Section 3(b) above shall be true and correct in all material respects at and as of the Closing Date;

          (ii) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

          (iii) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any country or jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

          (iv) the Buyer shall have delivered to the Sellers a certificate to the effect that each of the conditions specified above in
                    Section 7(b)(i)-(iii) is satisfied in all respects;

          (v) all applicable waiting periods (and any extensions thereof) under any applicable merger, trade or competition acts shall have expired or otherwise been terminated and the Parties, the Target, and its Subsidiaries shall have received all other material authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(a)(ii), Section 3(b)(ii), and Section 4(c) above;

          (vi) the Buyer shall have executed agreements in form and substance as set forth in Schedules 3, 4 and 8 and the same shall be in full force and effect;

          (vii) the Sellers shall have received from counsel to the Buyer an opinion in form and substance acceptable to the Sellers and counsel to the Sellers, acting reasonably, addressed to the Sellers, and dated as of the Closing Date which shall include but not be limited to an opinion with respect to the Canadian resale restrictions applicable to Buyer Shares issued to the Canadian Sellers on Closing;

          (viii) the Escrow Agreement shall have been validly entered into by all parties thereto other than the Sellers and the Escrow Shares shall have been deposited with the Escrow Agent;

          (ix) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers;

          (x) the Buyer shall have filed a notice with the British Columbia Securities Commission regarding its intention to use its final prospectus dated August 4, 1999 as an annual information form for the purposes of BOR #98/7 under the Securities Act; and

          (xi) the Buyer shall, at the time of Closing, be a "qualifying issuer" for purposes of BOR #98/7 under the Securities Act.

The Sellers together with the Representative Seller described in Section 2(i) on behalf of all other Shareholders, may waive any condition specified in this
Section 7(b) if they execute a writing so stating at or prior to the Closing.

8.   Remedies for Breaches of This Agreement.

     (a)  Survival of Representations and Warranties.

          All of the  representations and warranties of the Sellers contained in
Section 4 above shall survive the Closing hereunder (even if the Buyer knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of one year thereafter. All of the other representations and warranties of the Parties contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect forever thereafter (subject to any applicable statutes of limitations).

     (b)  Indemnification Provisions for Benefit of the Buyer.

          Each of the Sellers, severally shall indemnify the Buyer, the Target and its Subsidiaries, their Affiliates, and the officers, directors, employees (except in their capacity as Sellers), agents successors and permitted assigns of each of them (collectively the "Seller Indemnified Parties") from and against the entirety of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) subject to, and in accordance with, the following:

          (i) In the event any of the Sellers breaches any of their representations, warranties, and covenants contained herein (other than the representations, warranties and covenants in Sections 2(a), 3(a), 4(m), 4(u), 4(v) and 4(aa) above) or any certificate, document or agreement delivered or entered into at the Closing or in connection with any registration or exemption contemplated hereunder, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to
                    Section 11(h) below within such survival period, then each of the Sellers agrees to severally indemnify the Seller Indemnified Parties, from and against its Proportional Share of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach provided that such indemnification shall not exceed a cumulative total of US$2,000,000 (the "General Cap") in respect of all Sellers; provided further, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Sellers contained in this Agreement above until the Seller Indemnified Parties have collectively suffered Adverse Consequences by reason of all such breaches in excess of a US$100,000 aggregate threshold (at which point the Sellers will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

          (ii) In the event: (A) any of the Sellers breaches any of their representations, warranties, and covenants contained in Sections 4(m), 4(u), 4(v) and 4(aa) above, and, if there is an applicable survival period pursuant to Section 8(a) above, provided that the Buyer makes a written claim for indemnification against any of the Sellers pursuant to
                    Section  11(h) below  within such  survival  period;  or (B)
                    Adverse Consequences are suffered by any of the Seller Indemnified Parties in connection with the Tools Business Shut-Down, then each of the Sellers agrees to severally indemnify the Seller Indemnified Parties, from and against its Proportional Share of any Adverse Consequences they may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller Indemnified Parties may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach or the Tools Business Shut-Down provided that such indemnification shall not exceed a cumulative total of the General Cap plus an additional US$4,000,000 (the "IP Cap") for a total amount of US$6,000,000 (the "Total Cap"); provided further, however, that the Sellers shall not have any obligation to indemnify the Buyer from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation, warranty or covenant of the Sellers contained in this Agreement above until the Seller Indemnified Parties have collectively suffered Adverse Consequences by reason of the events in sub-subparagraphs 8(b) (ii) (A) and/or (B) above in excess of an aggregate threshold of US$200,000 plus any net cash proceeds received by the Target upon the closing of a sale to a purchaser of the Tools Business prior to July 31, 2000 and specifically including cash royalty payments forming part of the purchase price for the Tools Business received from such purchaser by the Target during the period for which the Sellers are obligated to indemnify the Purchaser under this Section 8(b)(ii) (at which point the Sellers will be obligated to indemnify the Buyer from and against all such Adverse Consequences relating back to the first dollar).

                    For greater certainty, the total amount of all indemnity payments to be made pursuant to Sections 8(b) (i) and (ii) hereunder shall at no time exceed the Total Cap. However, any indemnity claims made by the Buyer pursuant to subparagraph 8(b) (ii) above shall not reduce the total amount of the indemnity available for payment under the General Cap until a total of US$4,000,000 has been claimed against the Total Cap. In addition, the first US$2,000,000 in aggregate of indemnity claims made by the Buyer pursuant to either or both of subparagraphs 8(b)(i) and 8(b)(ii) shall be satisfied by claiming against the Escrowed Shares pursuant to the Escrow Agreement.

          (iii) In the event any of the Sellers breaches any of his or its covenants in Section 2(a) above or any of his or its representations and warranties in Section 3(a) above, and, if there is an applicable survival period pursuant to
                    Section 8(a) above, provided that the Seller Indemnified Parties makes a written claim for indemnification against the Seller pursuant to Section 11(h) below within such survival period, then the Seller agrees to indemnify the Seller Indemnified Parties from and against the entirety of any Adverse Consequences the Seller Indemnified Parties may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach; provided that such indemnification shall not exceed a cumulative total amount for each Seller equal to such Seller's Proportional Share of the Purchase Price less any amounts paid by such Seller to any Seller Indemnified Parties pursuant to Section 8(b)(i) and (ii).

     (c) Indemnification Provisions for Benefit of the Sellers. In the event the Buyer breaches any of its representations, warranties, and covenants contained herein or any certificate, document or agreement delivered or entered into at the Closing, and, if there is an applicable survival period pursuant to
Section 8(a) above, provided that any of the Sellers makes a written claim for indemnification against the Buyer pursuant to Section 11(h) below within such survival period, then the Buyer agrees to indemnify each of the Sellers from and against the entirety of any Adverse Consequences the Seller may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Seller may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

     (d)  Matters Involving Third Parties.

          (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this
                    Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

          (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a presidential custom or practice materially adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

          (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(d)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

          (iv) In the event any of the conditions in Section 8(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the
                    Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 8.

     (e) Treatment of Payments. All indemnification payments under this Section 8 shall be deemed adjustments to the Purchase Price.

     (f) Exclusive Remedy. Without prejudice to Sections 10(c) and 11(o), the Parties hereto acknowledge and agree that the foregoing indemnification provisions in this Section 8 shall be the exclusive remedy of the Buyer and the Seller with respect to the Target, its Subsidiaries, and the transactions contemplated by this Agreement. Each of the Sellers hereby releases each, and agrees that he, she or it will not make any claim for indemnification against any, of the Target and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any such entity or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise), and, without limiting the generality of the foregoing, including with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against such Seller (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, Applicable Law, or otherwise).

9.   Tax Matters.

     The following provisions shall govern the allocation of responsibility as between Buyer and Sellers for certain Tax matters following the Closing Date:

     (a) Tax Returns. Buyer shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Target and its Subsidiaries for all periods ending on or prior to the Closing Date which are filed after the Closing Date.

     (b)  Cooperation on Tax Matters.

          (i) The Buyer and the Sellers shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Buyer and the Sellers agree, or shall cause the Target and its Subsidiaries, (A) to retain all books and records with respect to Tax matters pertinent to the Target and its Subsidiaries relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer or Sellers, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Target and its Subsidiaries or Sellers, as the case may be, shall allow the other party to take possession of such books and records.

          (ii) Buyer and Seller further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

     (c) Tax Sharing Agreements. The Sellers represent and warrant that there are no tax sharing agreements or similar agreements with respect to or involving the Target and its Subsidiaries.

     (d)  Certain  Taxes.  All  transfer,   documentary,   sales,   use,  stamp,
registration and other such Taxes and fees (including any penalties and interest) incurred by any one or more of the Sellers in connection with this Agreement are the responsibility of and shall be paid by such Sellers when due, and Sellers will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by Applicable Law, Buyer will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

     (e) Section 116 Certificate. If each of the Sellers that is not resident in Canada (collectively the "Non-Resident Sellers") has not provided Buyer with a certificate (the "Certificate") issued by the Minister of National Revenue evidencing compliance with the provisions of Section 116 of the ITA prior to the Closing, Buyer will withhold an amount equal to 33 1/3 % of the Non-Resident Sellers' collective proportional share of the Purchase Price payable pursuant to paragraph 2(b) hereof until the earlier of:

          (i) the last day of the month following the month in which the Closing occurs (the "Filing Date"); or

          (ii) the date upon which each of the Non-Resident Sellers delivers a Certificate to Buyer.

Upon receipt of the Certificate prior to the Filing Date, Buyer will be required to immediately pay the withheld amounts to Clark, Wilson who will receive the same on behalf of each of the Non-Resident Sellers. In the event that the Certificate is not delivered as aforesaid prior to the Filing Date Buyer will remit the withheld amounts to the Receive General of Canada, whose receipt will discharge Buyer from any liability to the Non-Resident Sellers or any of them for the funds so remitted.

10.  Termination.

     (a) Termination of Agreement. Certain of the Parties may terminate this Agreement as provided below:

          (i) the Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

          (ii) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing (A) in the event any of the Sellers has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Seller of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7(a) hereof (unless the failure results primarily from the Buyer itself breaching any representation, warranty, or covenant contained in this Agreement);

          (iii) Sellers holding collectively greater than 66% of the Target Common Shares, but not individually, may terminate this Agreement with respect to all of the Sellers by giving written notice to the Buyer at any time prior to the Closing
                    (A) in the event the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 10 days after the notice of breach or (B) if the Closing shall not have occurred on or before June 30, 2000, by reason of the failure of any condition precedent under Section 7(b) hereof (unless (i) the condition precedent in Section 7(a)(xiii) shall not have been satisfied or waived by the Buyer by that time in which case the Sellers' right to terminate this Agreement pursuant to this Section 10(a)(iii)(B) shall only arise if the Closing shall not have occurred on or before July 31, 2000 rather than June 30, 2000; or (ii) the failure results primarily from any of the Sellers themselves breaching any representation, warranty, or covenant contained in this Agreement); and

          (iv) the Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to 5:00 p.m. on the tenth day after execution by the Buyer of this Agreement, if the Buyer is not reasonably satisfied with the results of its continuing business, legal and accounting due diligence regarding the Target and its Subsidiaries.

     (b) Effect of Termination. Subject to Section 10(c) below, if any Party terminates this Agreement pursuant to Section 10(a) above, all rights and obligations of all the Parties hereunder shall terminate without any liability of any Party to any other Party; provided, however, that the confidentiality provisions contained in Section 5(e) above shall survive termination.

     (c)  Breakup  Fee.  As the sole and  exclusive  remedy  to the  terminating
Party:

          (i) if the Buyer terminates this Agreement under Section 10(a)(ii)(A) above for any reason, and the Sellers could not themselves terminate this Agreement under Section 10(a)(iii)(A) above each of the Sellers shall pay the Buyer their respective Proportional Share of US$500,000; or

          (ii) if the Sellers terminate this Agreement under Section 10(a)(iii)(A) above for any reason, and the Buyer could not itself terminate this Agreement under Section 10(a)(ii)(A) above, the Buyer shall pay the Sellers collectively and not individually US$500,000.

     Any payment required to be made pursuant to this Section 10(c) shall be made not later than two business days after delivery to the of the relevant termination notice, and shall be made by wire transfer of immediately available funds to an account designated by terminating Party, payment by the buyer to the designated Seller described in Section 2(i) shall be deemed to be payment to all the Sellers.

11.  Miscellaneous.

     (a)  Nature of Certain Obligations.

          (i) The covenants of each of the Sellers in Section 2(a) above concerning the sale of his, her or its Target Shares to the Buyer and the representations and warranties of each of the Sellers in Section 3(a) above concerning the transaction are several obligations. This means that the particular Seller making the representation, warranty, or covenant will be solely responsible to the extent provided in Section 8 above for any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

          (ii) The remainder of the representations, warranties, and covenants in this Agreement are joint and several obligations. This means that each Seller will be responsible to the extent provided in Section 8 above for the entirety of any Adverse Consequences the Buyer may suffer as a result of any breach thereof.

     (b) Press Releases and Public Announcements. The Sellers agree not to issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the Buyer; provided, however, that any Seller which is a public company may make any public disclosure that is required by Applicable Law or any listing or trading agreement concerning its publicly-traded securities (in which case such Seller will consult with the Buyer prior to making the disclosure). In addition, the Sellers agree to allow the Buyer to dictate the positioning, whether verbal or written, of all public announcements related to this transaction.

     (c) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns and, for purposes of Section 8(b) above, the Target, Affiliates of the Buyer and the Target, and their officers, directors, employees and agents.

     (d) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (e) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Sellers; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to one or more of its

Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (f) Counterparts. This Agreement may be executed in one or more counterparts (including separate signature pages by fax), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     (g) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     (h) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to the Sellers, whether collectively or individually:

                  Kirk Herrington
                  400 - 885 Dunsmuir Street
                  Vancouver, B.C.   V6C 1N8

         Copy to:

                  Simba Technologies Inc.
                  400 - 885 Dunsmuir Street
                  Vancouver, BC  V6C 1N8

                  Attention:  Mr. David Pritchard
                  Fax:  (604) 601-5320

                  VW B.C. Technology Investment Fund,
                           Limited Partnership
                  c/o Ventures West Management B.C. Ltd.

                  Suite 280 - 1285 West Pender Street
                  Vancouver, BC  V6E 4B1

                  Attention:  Mr. Howard L. Riback
                  Fax:  (604) 687-2145

                  Clark Wilson
                  800 - 885 West Georgia Street
                  Vancouver, BC  V6C 3H1

                  Attention:  Mr. David J. Cowan
                  Fax:  (604) 687-6314

         If to the Buyer:

                  Pivotal Corporation
                  #300 - 224 West Esplanade
                  North Vancouver, BC  V7M 3M6

                  Attention:  Mr. Vince Mifsud
                  Fax:  (604) 988-0035

         Copy to:

                  Borden Ladner Gervais
                  1200 - 200 Burrard Street
                  Vancouver, BC  V7X 1T2

                  Attention:  Mr. Neil de Gelder, Q.C.
                  Fax:  (604) 687-1415

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

     (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia, and the laws of Canada applicable therein, without giving effect to any choice or conflict of law provision or rule (whether of the province of British Columbia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the province of British Columbia.

     (j) Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity of it shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules in effect on the date of this Agreement. The appointing authority shall be the British Columbia International Commercial Arbitration Centre. The place of arbitration shall be Vancouver, British Columbia, Canada. The number of arbitrators shall be one. The arbitrator shall be fully fluent in English. The arbitrator will issue findings of fact and conclusions of law to support his or her opinion. Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof and enforced as any other judgment. The arbitrator shall have the power, but not the obligation, to hire an accounting firm or other professional within the financial services industry as an expert in order to assist the arbitrator in issuing findings of fact. The arbitration proceedings and all discovery shall be confidential and neither party shall release any decision rendered by the arbitrator to any third party. Discovery shall be limited to that which is directly relevant to the claim or controversy and to key documents and witnesses that are substantive and reasonably necessary to establish a party's claim or defense. Whenever reasonably possible and unless manifestly prejudicial or unfair, affidavits will be substituted for direct testimony. Notwithstanding any of the foregoing, the Parties recognize that certain business relationships could give rise to the need for one or more of the Parties to seek emergency, provisional or summary injunctive relief. Immediately following the issuance of any such relief, the Parties agree to the stay of any judicial proceedings pending arbitration of all underlying claims between the parties.

     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Sellers. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     (m) Expenses. Each of the Parties, the Target, and its Subsidiaries will bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. Notwithstanding the foregoing, Target may pay reasonable legal fees and expenses of the Shareholders incurred in connection with this Agreement and the transactions contemplated hereby.

     (n) Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied. Any reference to any law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Singular words, terms and usage shall be construed to include the plural, and vice versa, as the context permits. The phrase "the Target and its Subsidiaries" and variations of such phrase shall be construed to include, as the context permits any of such Persons and not merely the Target and its Subsidiaries taken as a whole (unless expressly so stated). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

     (o) Specific Performance. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof, in addition to any other remedy to which they may be entitled, at law or in equity.

     (p) Time of Essence. With regard to all dates and time periods set forth in the Agreement, time is of the essence.

     (q) Incorporation of Exhibits and Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.


     IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

PIVOTAL CORPORATION

By: /s/ Vince Mifsud
    ---------------------------------

Title: ------------------------------

/s/ Kirk Herrington for David                     illegible
-------------------------------------             ------------------------------
DAVID PRITCHARD                                   Witness

/s/ Kirk Herrington                               illegible
-------------------------------------             ------------------------------
KIRK HERRINGTON                                   Witness

/s/ Michael Satterfield                           illegible
-------------------------------------             ------------------------------
MICHAEL SATTERFIELD                               Witness

/s/ Calvin Mah                                    illegible
-------------------------------------             ------------------------------
CALVIN MAH                                        Witness

VW B.C. TECHNOLOGY INVESTMENT              VENROCK ASSOCIATES
FUND, LIMITED PARTNERSHIP by its
general partner Ventures West
Management B.C. Ltd.


By: illegible                          By:  illegible
---------------------------------          ---------------------------------

Title:                                 Title:  General Partner
       --------------------------              -----------------------------


VENROCK ASSOCIATES II, LIMITED             WORKING VENTURES CANADIAN
PARTNERSHIP                                FUND INC.


By: illegible                          By:  illegible
---------------------------------          ---------------------------------

Title: General Partner                 Title:  SVP & CIO
       --------------------------              -----------------------------


BANK OF MONTREAL CAPITAL                   SUSSEX CAPITAL INC.
CORPORATION by its manager, Ventures
West Management TIP Inc.


By: illegible                          By:  illegible
---------------------------------          ---------------------------------

Title:                                 Title:  President
       --------------------------              -----------------------------

                                    SCHEDULES

         Schedule            Title
         --------            -----
            1.*              Disclosure Schedule
            2.*              Allocation Schedule
            3.*              Escrow Agreement
            4.               Share Purchase Agreement
            5.*              Financial Statements
            6.*              Detailed Description of Go Assets
            7.*              Standard Form Licensing Agreement
            8.               Registration Rights Agreement
            9.*              Key Employee Agreement
           10.*              Intentionally Deleted
           11.*              Employees
           12.*              Seller Apportionment
           13.*              Additional Securities Matters

* These Schedules have been omitted from this report pursuant to Item 601(b)(2) of Regulation S-K under the Securities Act of 1933. The registrant agrees to supplementally furnish a copy of the omitted schedule(s) to the Commission upon request.

                                   SCHEDULE 4

                            SHARE PURCHASE AGREEMENT

                                       for

                             SIMBA TECHNOLOGIES INC.

     THIS SHARE PURCHASE AGREEMENT made between PIVOTAL CORPORATION ("Pivotal") and the undersigned (the "Seller"), a shareholder of Simba Technologies Inc. ("Simba");

     WITNESSES THAT WHEREAS the Seller owns the outstanding shares of Simba (the "Simba Shares") as set out in Part 1 of the attached Schedule A;

     NOW THEREFORE in consideration of the mutual promises and representations contained in this Agreement, the parties hereto agree as follows:

1.   Purchase and Sale Transaction

1.1 On and subject to the terms and conditions of this Agreement, Pivotal agrees to purchase from the Seller and the Seller agrees to sell to Pivotal all of the Seller's Simba Shares for the purchase price set out in Part 1 of Schedule A (the "Purchase Price").

1.2 The Purchase Price shall be paid by Pivotal to the Seller by delivery of the number of shares of Pivotal set out in Part 1 of Schedule A (the "Pivotal Shares") at a closing (the "Closing") to be held simultaneously with the closing of the purchase by Pivotal of shares of Simba owned by shareholders who are a party to a share purchase agreement with Pivotal dated May 26, 2000 (the "Main Agreement").

2.   Appointment of Representative Seller

2.1 The Seller hereby irrevocably appoints Kirk Herrington (the "Representative Seller") as the Seller's agent for the purposes of: (a) delivery of the Simba Shares to Pivotal; (b) the delivery of the Pivotal Shares to the Seller; and (c) negotiating and executing the Registration Rights Agreement (attached as Schedule 8 to the Main Agreement). The Seller hereby further grants the authority and delegates the responsibility to the Representative Seller to make such decisions and take such actions as may be necessary or desirable to effect:
(a) the purchase and sale of the Simba Shares in accordance with this Agreement, including the waiver of any term or condition of Closing in favour of the Seller, other than payment of the Purchase Price; and (b) the Registration Rights Agreement.

2.2 In furtherance of the foregoing, the Seller hereby confirms to and agrees with Pivotal that any decisions or actions by the Representative Seller shall be deemed binding on the Seller and the Representative Seller may, but shall not be obligated to, deal or communicate directly with the Seller in respect of such decisions or actions.

3.   Representations and Warranties of the Seller

     The Seller represents and warrants to Pivotal that the statements contained in this Section 3 are correct and complete as of the date of execution hereof, and shall be correct and complete as of the Closing, as though made at the
Closing:

     (a) Organization of Certain Sellers. If the Seller is a corporation, the Seller is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

     (b) Authorization of Transaction. The Seller has full power and authority (including, if the Seller is a corporation, full corporate power and authority) to execute and deliver this Agreement and to perform his, her or its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller. The Seller is not required to obtain any authorization, consent, or approval of any person, including any court or governmental agency, in order to complete the transactions contemplated by this Agreement.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement, nor the completion of the transactions contemplated hereby, will violate any injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental agency or court to which the Seller is subject or, if the Seller is a corporation, any provision of its charter or bylaws.

     (d) Simba Shares. The Seller owns the number of Simba Shares set out in Schedule A free and clear of security interests, liens, charges, encumbrances, spousal or community property rights, options, warrants, purchase rights, contracts, commitments, equities, claims, demands or any other restrictions on transfer (other than any restrictions under applicable laws relating to securities). The Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any Simba Shares to any other person. The Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any shares of Simba.

     (e) Options. The Seller has exercised, or will on or prior to Closing have exercised, all of the vested options or warrants described in Part 2 of Schedule A to this Agreement, and the Simba Shares to be sold to Pivotal under this Agreement include the Simba Shares received or receivable on such exercise. The number of options or warrants set forth next to the Seller's name in Part 3 of Schedule A accurately reflects all of the Seller's other options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Simba to issue any of its securities.

     (f) Residency. The Seller [please check one of the following] [ ---- is] [---- is not] a non-resident of Canada for purposes of the Income Tax Act (Canada).

     (g)  Securities Matters. The Seller [please check one of the following]:

          ---- is a "U.S. Person" and hereby makes the covenants, representations and warranties set out in Schedule B-1 and has indicated the Categories set out in paragraph (d) of that Schedule that apply to the Seller by checking the relevant Categories.

          ----  is  not  a  "U.S.   Person"  and  hereby  makes  the  covenants,
          representations and warranties set out in Schedule B-2.

4.   Representations and Warranties of Pivotal

     Pivotal agrees that the same representations and warranties concerning Pivotal that are made to the Simba shareholders in the Main Agreement are extended to the Seller with respect to Pivotal and the Pivotal Shares.

5.   Section 116 Certificate

     If the Seller has indicated in Section 3(f) above that it is not resident in Canada (a "Non-Resident Seller") and has not provided Pivotal with a certificate (the "Certificate") issued by the Minister of National Revenue evidencing compliance with the provisions of Section 116 of the Income Tax Act (Canada) prior to the Closing, Pivotal will withhold an amount equal to 33 1/3 % of the Purchase Price payable to the Seller pursuant to Section 1 hereof until the earlier of:

     (i) the last day of the month following the month in which the Closing occurs (the "Filing Date"); or

     (ii) the date upon which the Non-Resident Seller delivers a Certificate to Pivotal.

Upon receipt of the Certificate prior to the Filing Date, Pivotal will be required to immediately pay the withheld amounts to Clark, Wilson, Barristers and Solicitors who will receive the same on behalf of the Seller. In the event that the Certificate is not delivered as aforesaid prior to the Filing Date, Pivotal will remit the withheld amounts to the Receive General of Canada, whose receipt will discharge Pivotal from any liability to the Seller for the funds so remitted.

6.   Maximum Liability

     The maximum aggregate liability of the Seller to the Buyer for claims made by the Buyer that arise as a result of a breach by the Seller of any of its representations and warranties contained in Section 3 above, is limited to an amount equal to the Purchase Price.

7.   Conditions to Closing

     The Closing will indirectly be subject to all the terms and conditions of closing that are set out in the Main Agreement, in that no purchase and sale of the Simba Shares will be completed unless and until the purchase of shares of Simba under the Main Agreement is completed. The Closing will also be subject to the Seller's representations and warranties set out in section 3 above being true and correct as at the Closing.

8.   Legends

     Each certificate of Pivotal Shares delivered at the Closing will be imprinted with legends substantially in the following form:

     (a)  U.S. Legend

          The securities represented hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the "Securities Act"). The holder hereof, by purchasing such securities, agrees for the benefit of the company that such securities may be offered, sold or otherwise transferred only (a) to the company,
          (b) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (c) inside the United States in accordance with Rule 144 under the Securities Act, if applicable, or
          (d) in a transaction that is otherwise exempt from registration under the Securities Act and applicable state securities laws, provided that prior to such sale the company shall have received an opinion of counsel of recognized standing, in form and substance satisfactory to it, as to the availability of an exemption. The holder hereof further agrees for the benefit of the company that it may not engage in hedging transactions with respect to the securities except in compliance with the Securities Act. Delivery of this certificate may not constitute "good delivery" in settlement of transactions on stock exchanges in Canada. Provided that the company is a "foreign issuer" within the meaning of Regulation S under the Securities Act at the time of sale, a new certificate, bearing no legend, delivery of which will constitute "good delivery," may be obtained from American Stock Transfer & Trust Company upon delivery of this certificate and a duly executed declaration, in a form satisfactory to American Stock Transfer & Trust Company and the company, to the effect that the sale of the securities represented hereby is being made in compliance with rule 904 of Regulation S under the Securities Act.

     (b)  Canadian Legend

          The shares represented by this certificate are subject to a hold period and may not be traded in British Columbia until [date] except as permitted by the Securities Act (British Columbia) and the rules thereunder.

Each holder desiring to transfer  Pivotal Shares first must furnish Pivotal with
(i) a written opinion reasonably satisfactory to Pivotal in form and substance from counsel reasonably satisfactory to Pivotal by reason of experience to the effect that the holder may transfer Pivotal Shares as desired without a prospectus under the Securities Act (British Columbia) or registration under the U.S. Securities Act of 1933 and (ii) a written undertaking executed by the desired transferee reasonably satisfactory to Pivotal in form and substance agreeing to be bound by the restrictions on transfer contained herein.

9.   Termination

     This Agreement may not be unilaterally terminated by either party but shall be automatically terminated, without any other steps or advance notices, in the event that the Main Agreement is terminated for any reason by any party thereto. Pivotal will, however provide notice to Seller's Representative of such termination. Neither party shall have any liability or responsibility of any nature whatsoever to the other party in connection with any such termination.

10.  Standstill Agreement

     The Seller agrees that until two full days following the earlier of the Closing or receipt from Seller's Representative of notice of termination of this Agreement, the Seller shall not purchase or sell any shares of Pivotal.

11.  Confidentiality

     The Seller agrees to keep strictly confidential the existence and nature of this Agreement and the Main Agreement. Notwithstanding this obligation of strict confidentiality, the Seller may consult with his, her or its legal, accounting or financial advisor with respect to this transaction provided that such advisor is made aware of the Seller's obligation of confidentiality.

12.  Notices and Delivery

     All notices, deliveries and other communications pursuant to this Agreement must be in writing and will be validly delivered if delivered to the Representative Seller at the head office of Simba in Vancouver, British Columbia.

13.  Miscellaneous

     (a) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

     (b) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The Seller may not assign this Agreement or any of the Seller's rights, interests, or obligations hereunder without the prior written approval of Pivotal. Pivotal may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases Pivotal nonetheless shall remain responsible for the performance of all of its obligations hereunder).

     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the province of British Columbia, and the laws of Canada applicable therein.

     (d) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by Pivotal and the Seller or the Representative Seller. No waiver of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent occurrence.

     (e) Expenses. Each of the parties will bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ------------ day of May, 2000.


PIVOTAL CORPORATION

By: -----------------------------

Title: --------------------------

SELLER:                                        WITNESS:

---------------------------------              ---------------------------------
Name

---------------------------------
Address

---------------------------------
Telephone No.

                                   SCHEDULE A

                             SIMBA TECHNOLOGIES INC.

                            PART 1 - SHARES PURCHASED

    (includes shares received on exercise of options/warrants as per Part 2)




                                                          No. of Pivotal Shares
    Class           Number          Purchase Price            to be Received
-------------  ----------------  --------------------  -------------------------





              PART 2 - OPTIONS/WARRANTS EXERCISED PRIOR TO CLOSING


                       Date of
  No. of Options     Grant/Issuance      Exercise Price       Vested/Unvested
----------------- ------------------- -------------------- ---------------------




                PART 3 - OPTIONS/WARRANTS UNEXERCISED AT CLOSING


                       Date of
  No. of Options     Grant/Issuance      Exercise Price       Vested/Unvested
----------------- ------------------- -------------------- ---------------------

                                  SCHEDULE B-1

                             SIMBA TECHNOLOGIES INC.

                 ONLY U.S. SELLER NEEDS TO COMPLETE AND INITIAL

(Capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Share Purchase Agreement to which this Schedule is attached.)

The Seller covenants, represents and warrants to Pivotal that:

(a) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Pivotal Shares and it is able to bear the economic risk of loss of its entire investment;

(b) it is acquiring the Pivotal Shares for its own account, for investment purposes only and not with a view to any resale, distribution or other disposition of the Pivotal Shares in violation of the United States securities laws;

(c) it understands that the Pivotal Shares have not been and will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") or the securities laws of any state of the United States and that the sale contemplated hereby is being made in reliance of an exemption from such registration requirements;

(d) it satisfies one or more of the categories indicated below (please place an "X" on the appropriate lines):

     ----      Category 1.  An organization described in Section 501(c)(3) of the United States Internal Revenue Code, a corporation, a Massachusetts or similar business trust or partnership, not formed for the specific purpose of acquiring the Pivotal Shares, with total assets in excess of US$5,000,000;

     ----      Category 2.  A natural person whose individual net worth, or joint net worth with that person's spouse, at the date hereof exceeds US$1,000,000;

     ----      Category  3. A natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with that person's spouse in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

     ----      Category  4. A trust that (a) has  total  assets  in  excess  of
                            US$5,000,000, (b) was not formed for the specific purpose of acquiring the Pivotal Shares and
                            (c) is directed in its purchases of securities by a person who has such knowledge and experience in financial and business matters that he/she is capable of evaluating the merits and risks of an investment in the Pivotal Shares;

     ----      Category 5.  An investment company registered under the
                            Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act;

     ----      Category 6.  A Small Business Investment Company licensed by the
                            U.S. Small Business Administration under Section
                            301(c) or (d) of the Small Business Investment Act of 1958;

     ----      Category 7.  A private business development company as defined in
                            Section 202(a)(22) of the Investment Advisors Acts of 1940;

     ----      Category 8.   An entity in which all of the equity owners satisfy
                             the requirements of one or more of the foregoing categories; or

     ----      Category 9.   A  natural person or entity  that  either  alone or
                             together with its representative, has such knowledge and experience in financial and business matters that the Seller is capable of evaluating the merits and risks of the prospective investments in the Pivotal Shares and is able to bear the economic consequences thereof.

(e) it has not purchased the Pivotal Shares as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(f) the Seller agrees for the benefit of Pivotal that the Pivotal Shares may be offered, sold or otherwise transferred only

     I.   to Pivotal;

     II. outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act;

     III. inside the United States in accordance with Rule 144 under the U.S. Securities Act; or

in a transaction that is otherwise exempt from registration under the U.S. Securities Act and applicable state securities laws, provided that prior to such sale Pivotal shall have received an opinion of counsel of recognized standing, in form and substance satisfactory to it, as to the availability of an exemption.

                                  SCHEDULE B-2

                             SIMBA TECHNOLOGIES INC.

                                NON-U.S. SELLERS

(Capitalized terms not specifically defined herein shall have the meaning ascribed to them in the Share Purchase Agreement to which this Schedule is attached.)

The Seller covenants, represents and warrants to Pivotal that:

(a) the Seller is not a "U.S. Person" as such term is defined by Rule 902 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), (the definition of which includes, but is not limited to, an individual resident in the United States and an estate or trust of which any executor or administrator or trustee, respectively, is a U.S. Person and any partnership or corporation organized or incorporated under the laws of the United States);

(b) the Seller was outside the United States at the time of execution and delivery of the Agreement and this Schedule B to the Agreement;

(c) no offers to sell the Pivotal Shares were made by any person to the Seller while the Seller was in the United States;

(d) the Pivotal Shares are not being acquired, directly or indirectly, for the account or benefit of a U.S. Person or a person in the United States;

(e) the Seller agrees for the benefit of Pivotal that the Pivotal Shares may be offered, sold or otherwise transferred only:

     I.   to Pivotal;

     II. outside the United States in accordance with Rule 904 of Regulation S under the U.S. Securities Act;

     III. inside the United States in accordance with Rule 144 under the U.S. Securities Act; or

     IV. in a transaction that is otherwise exempt from registration under the U.S. Securities Act and applicable state securities laws, provided that prior to such sale Pivotal shall have received an opinion of counsel of recognized standing, in form and substance satisfactory to it, as to the availability of an exemption.

(f)  the  Seller  agrees for the  benefit of Pivotal  that it will not engage in
     hedging   transactions  with  respect  to  the  Pivotal  Shares  unless  in compliance with the U.S. Securities Act.

                                   SCHEDULE 8


                          REGISTRATION RIGHTS AGREEMENT

     AGREEMENT, dated -------, 2000, is made and entered into by and between Pivotal Corporation, a British Columbia company ("Pivotal") and David Pritchard, Kirk Herrington, on his own behalf and as agent for the Other Shareholders (as defined below), Michael Satterfield, Calvin Mah, VW B.C. Technology Investment Fund, Limited Partnership, Venrock Associates, Venrock Associates II, Limited Partnership, Working Ventures Canadian Fund Inc., Bank of Montreal Capital Corporation and Sussex Capital Inc. (individually, a "Holder", and collectively, the "Holders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement (as defined in the recitals below).

                                   WITNESSETH:

     WHEREAS, Pivotal has agreed to issue to the Holders common shares of Pivotal, without par value (the "Pivotal Shares"), in exchange for ------- shares (the "Company Shares") of common stock, $------- par value per share ("Company Common Stock"), of Simba Technologies Inc., a ------- corporation (the "Company"), pursuant to that certain Stock Purchase Agreement, dated as of -------, 2000 (the "Stock Purchase Agreement") by and among Pivotal and the Holders; and

     WHEREAS, the Pivotal Shares will be issued to the Holders without registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and Pivotal and the Holders desire to provide for compliance with the Securities Act and for the registration of the sale by the Holders of the Pivotal Shares upon the terms and subject to conditions set forth below.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, the parties hereto hereby agree as follows:

     Section 1. Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:

          "Commission"   means  the  United  States   Securities   and  Exchange
     Commission and any successor federal agency having similar powers.

          "Other   Shareholders"   means  all  of  the   shareholders  of  Simba
     Technologies Inc. other than the shareholders that are parties to this agreement.

          The terms "register", "registered" and "registration" refer to a registration effected by preparing and filing with the Commission a registration statement in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such registration statement.

          "Registrable Securities" means (i) any and all of the Pivotal Shares issued in exchange for the Company Shares and (ii) any other securities issued or issuable with respect to any shares of Pivotal Common Shares described in clause (i) above by way of a stock dividend or stock split or in connection with a combination, exchange, reorganization, recapitalization or reclassification of Pivotal's securities or pursuant to a merger, consolidation or other similar business combination transaction involving Pivotal.

          "Registration Expenses" means all expenses incurred by Pivotal in connection with the registration of the Registrable Securities, including, without limitation, all registration and filing fees (including fees and expenses associated with filings required to be made with the Nasdaq National Market), printing expenses (including expenses of printing certificates for the Common shares of Pivotal being registered in a form eligible for deposit with the Depository Trust Company and of printing prospectuses), fees and disbursements of counsel for Pivotal and fees and expenses of compliance with state securities or "Blue Sky" laws, Pivotal's accountants' fees and expenses, fees of transfer agents and registrars, but specifically excluding any and all fees, commission, discounts or similar payments made to any brokers or dealers in connection with the selling of any Registrable Securities and any and all fees of professional advisors of Holders.

          "Shelf Registration Statement" is defined in Section 3(a).

     Section 2. Restrictions on Transfer.

     (a) Restrictions. Each Holder agrees that such Holder will not sell, assign, transfer or otherwise dispose of (each, a "Transfer") any of the Pivotal Shares (or any interest therein) except upon the terms and conditions specified herein, and such Holder will cause any subsequent holder of such Holder's Pivotal Shares to agree to take and hold the Pivotal Shares subject to the terms and conditions of this Agreement if such Pivotal Shares are required to include a legend pursuant to Section 2(b) hereof.

     (b) Legend. Each certificate representing Pivotal Shares issued to the Holders or to any subsequent holder of such shares shall include a legend in substantially the following form; provided, however, that such legend shall not be required if (i) a Transfer is being made (a) in connection with a sale of Pivotal Shares registered under the Securities Act, (b) in connection with a sale of Pivotal Shares in compliance with Rule 144 under the Securities Act or
(c) in connection with a sale of Pivotal Shares in compliance with Rule 904 of Regulation S under the Securities Act (each, a "Public Sale"), or (ii) the opinion of counsel referred to in Section 2(d) hereof is to the further effect that neither such legend nor the restrictions on transfer in this Section 2 are required in order to ensure compliance with the Securities Act:

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED
     STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES IN

     ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF APPLICABLE, OR (D) IN A TRANSACTION THAT IS OTHERWISE EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT PRIOR TO SUCH SALE THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL OF RECOGNIZED STANDING, IN FORM AND SUBSTANCE SATISFACTORY TO IT, AS TO THE AVAILABILITY OF AN EXEMPTION. THE HOLDER HEREOF FURTHER AGREES FOR THE BENEFIT OF THE COMPANY THAT IT MAY NOT ENGAGE IN HEDGING TRANSACTIONS WITH RESPECT TO THE SECURITIES EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. PROVIDED THAT THE COMPANY IS A "FOREIGN ISSUER" WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AT THE TIME OF SALE, A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY," MAY BE OBTAINED FROM AMERICAN STOCK TRANSFER & TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO AMERICAN STOCK TRANSFER & TRUST COMPANY AND THE COMPANY, TO THE EFFECT THAT THE SALE OF THE SECURITIES REPRESENTED HEREBY IS BEING MADE IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT.

     (c) Notices of Transfer. Prior to any proposed Transfer of any Pivotal Shares other than pursuant to an offering registered under the Securities Act, the Holder proposing to make such Transfer shall give written notice to Pivotal of such Holder's intention to effect such Transfer, which notice shall set forth the date of such proposed Transfer. Such Holder also shall furnish to Pivotal
(i) a written agreement by the proposed Transferee that it is taking and holding the same subject to the terms and conditions specified in this Agreement, except with respect to any Pivotal Shares which are being sold in a Public Sale and
(ii) except with respect to any Pivotal Shares which have been registered under the Securities Act, a written opinion of such Holder's counsel, in form reasonably satisfactory to Pivotal, to the effect that the proposed Transfer may be effected without registration under the Securities Act.

     (d) Termination of Restrictions. Except as provided in Section 2(a), the restrictions set forth in this Section 2 shall terminate and cease to be effective with respect to any of the Pivotal Shares (i) upon the sale of any such Pivotal Shares, if the Pivotal Shares in respect of which such sale occurs have been registered under the Securities Act and the sale is made pursuant to the Registration Statement, (ii) upon receipt by Pivotal of an opinion of counsel (in form and substance satisfactory to Pivotal) to the effect that compliance with such restrictions is not necessary in order to comply with the Securities Act with respect to the Transfer of such Pivotal Shares, or (iii) upon the expiration of the two-year period referred to in Rule 144(k) under the Securities Act (as such Rule may be amended from time to time), if, pursuant to Rule 144(k), such Holder was not an "Affiliate" of Pivotal (as such term is defined in Rule 144(a) under the Securities Act) at the time of the sale of the Pivotal Common Shares and has not been an Affiliate of Pivotal during the preceding three months.

     Section 3. Registration under Securities Act; Indemnification.

     (a) Shelf-Registration.

          (i) After Pivotal becomes eligible to file a short-form resale registration statement on Form F-3 or Form S-3, Pivotal shall prepare and file with the Commission before September 30, 2000 (the date of such filing being hereinafter referred to as the "Filing Date"), a "shelf" registration statement on Form F-3 or Form S-3, in Pivotal's sole discretion, (or, in Pivotal's sole discretion, on any appropriate form under the Securities Act as may then be available to Pivotal) relating to the resale of the Pivotal Shares by the Holders in accordance with the methods of distribution set forth in such registration statement (which shall not include, without the consent of Pivotal (which may be granted or withheld in Pivotal's sole discretion) an underwritten offering) and Rule 415 under the Securities Act (hereafter, the "Shelf Registration Statement"), and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter.

          (ii) Restrictions on Eligibility to Participate in Shelf-Registration. If at the time of filing of the shelf-registration statement pursuant to
     Section 3(a)(i), Pivotal is listed for trading on The Toronto Stock Exchange and an individual Holder is eligible to sell his or her Pivotal Shares pursuant to the exclusion from registration provided by Rule 904 of Regulation S under the Securities Act, that Holder will not be eligible to participate in the shelf-registration statement described in Section 3(a)(i).

          (iii) Pivotal shall be obligated to prepare, file and cause to be effective only one (1) Shelf Registration Statement, pursuant to Section 3(a)(i).

          (iv) Effective Period. Pivotal agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for at least one hundred eighty (180) days or until the distribution described in the registration statement has been completed, whichever is shorter, provided that the period for which the Shelf Registration Statement must be kept effective shall be extended by one day for every day sales of securities pursuant to the Shelf Registration Statement are suspended pursuant to Section 3(a)(v) hereof.

          (v) Black-out Period. Without limiting the provisions of Section 3(a)(iii), each holder of Registrable Securities agrees that, if so requested by Pivotal, not to effect any offer or sale of Pivotal Shares pursuant to the Shelf Registration Statement, or otherwise, or engage in any hedging or other transaction intended to reduce or transfer the risk of ownership for any period deemed necessary (x) by Pivotal or any underwriter in connection with the offering of Pivotal Common Shares pursuant to any demand registration rights granted to any other person or to the offering of Pivotal Common Shares by Pivotal for its own account or (y) by Pivotal in connection with any proposal or plan by Pivotal to engage in any material financing or material acquisition or disposition by Pivotal or any subsidiary thereof of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization, strategic partnership arrangement or restructuring or other similar transaction (each, a "Business Combination") material to Pivotal and its subsidiaries taken as a whole. Any period within the Effective Period during which Pivotal fails to keep the Shelf Registration Statement effective and usable for resales of Pivotal Shares, or requires pursuant to this Section 3(a)(v) that the Holders not effect sales of Pivotal Shares pursuant to the Shelf Registration Statement, is hereafter referred to as a "Suspension Period". A Suspension Period shall commence on the date set forth in a written notice by Pivotal to the Holders that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of Pivotal Shares or, in the case of a suspension pursuant to this
     Section 3(a)(v) the date specified in the notice delivered by Pivotal pursuant to this Section 3(a)(v), and shall end on the date when each Holder of Pivotal Shares covered by the Shelf Registration Statement either receives the copies of the supplemented or amended prospectus contemplated by Section 3(c)(v) or is advised in writing by Pivotal that use of the prospectus or sales may be resumed. Each Holder also agrees that at any time such Holder is an employee of Pivotal, such Holder will be subject to and comply with the policies of Pivotal regarding purchases and sales of Pivotal Common Shares. The Holders acknowledge that such policy may be changed by Pivotal from time to time.

     (b)  Piggyback Registration.

          (i) Each time Pivotal shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), Pivotal will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any shares of Registrable Securities given within 30 days after the date of mailing of any such notice from Pivotal, Pivotal will, except as herein provided, cause all the Registrable Securities, the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent Pivotal from, at any time, abandoning or delaying any registration; and provided further that Pivotal's obligation under this Section 3(b) shall be subject to Pivotal's obligations to any holder of securities which shall have registration rights which limit or forbid the inclusion of the Registrable Securities in any Registration Statement.

          (ii) If any registration pursuant to this Section 3(b) is underwritten in whole or in part, Pivotal may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of the Public Offering, the inclusion of all of the Registrable Securities originally covered by requests for registration would reduce the number of shares to be offered by Pivotal or interfere with the successful marketing of the shares offered by

     Pivotal, the number of Registrable Securities to be included in the Offering may be reduced pro rata among the holders of all securities proposed to be included in this registration, in the proportion that the number of common shares of Pivotal held by each holder proposing to include common shares in the registration statement bears to the total number of common shares held by all such holders.

     (c) Registration Procedures. If and whenever Pivotal is required by the provisions of Sections 3(a) and 3(b) to effect the registration of shares of Registrable Securities under the Securities Act, Pivotal will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition specified by the holders participating therein. Without limiting the foregoing, Pivotal in each such case will, as expeditiously as is commercially reasonable:

          (i) cause the registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the registration statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (ii) promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in the registration statement (which shall not include, without the consent of Pivotal (which may be granted or withheld in Pivotal's sole discretion) an underwritten offering) or a date calculated as described in
     Section  3(a)(iii)  hereof;  provided  that if the  Board of  Directors  of
     Pivotal determines that amending the registration statement or supplementing the prospectus might be detrimental to Pivotal, then notwithstanding this Section 3(c)(ii) Pivotal may defer such amendment or supplement for up to 120 days, provided that: (a) Pivotal shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period; and (b) the number of days Pivotal is required to keep the registration statement effective shall be extended by the number of days for which Pivotal shall have used such right of deferral;

          (iii) furnish to each Holder of such Registrable Securities one conformed copy of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and one of each document incorporated by reference therein and such number of copies of the prospectus included in the registration statement (including any summary prospectus);

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by the registration statement under such securities or Blue Sky laws of the states of the United States as each Holder of such Registrable Securities shall reasonably request, to keep such registration or qualification in effect for so long as the registration statement remains in effect (subject to the limitations in Section 3(a)), except that Pivotal shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 3(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (v) immediately notify each Holder of Registrable Securities covered by the registration statement, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and (subject to Section 3(a)(v) and Section 3(c)(ii) hereof) promptly thereafter prepare and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; provided, however, that each Holder of Registrable Securities registered pursuant to the registration statement agrees that such Holder will not sell any Registrable Securities pursuant to the registration statement during the time that Pivotal is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

          (vi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and

          (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of the registration statement.

Each Holder of Registrable Securities as to which any registration is being effected shall furnish to Pivotal such information regarding such Holder and the distribution of such Registrable Securities as Pivotal may from time to time reasonably request in connection therewith, and if any holder fails to do so within a reasonable time after Pivotal requests such information, Pivotal may exclude such Holder's Registrable Securities from such registration.

     (d) Indemnification.

          (i)  Indemnification  by Pivotal.  Pivotal  shall  indemnify  and hold harmless each Holder (including the trustee(s) of any such Holder) of Registrable Securities whose securities are covered by the registration statement from and against any demands, claims, actions or causes of action, assessments, losses, damages, liabilities, interest and penalties, costs and expenses (including, without limitation, reasonable legal fees and disbursements incurred in connection therewith and in seeking indemnification therefor, and any amounts or expenses required to be paid or incurred in connection with any action, suit, proceeding, claim, appeal, demand, assessment or judgment) (individually, a "Loss" and, collectively "Losses"), joint or several, to which such Holder may become subject under the Securities Act or otherwise insofar as such Losses (or related actions or proceedings) arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the registration statement, final prospectus or summary prospectus contained in the registration statement, or any amendment or supplement to the registration statement, or any document incorporated by reference in the registration statement or (B) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Pivotal shall not be liable in any such case to the extent that any such Losses (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the registration statement, or any such final prospectus, summary prospectus, amendment or supplement, as the case may be, in reliance upon and in conformity with written information furnished to Pivotal by a Holder specifically for use in the preparation of such registration statement; and provided further, that Pivotal shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the final prospectus and such Holder thereafter fails to deliver such final prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities covered by the registration statement to the person asserting such Losses after Pivotal had furnished such Holder with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same by such Holder.

          (ii) Indemnification by the Holders. As a condition to including any Registrable Securities in the registration statement, Pivotal shall have received an undertaking reasonably satisfactory to it from each prospective Holder of such Registrable Securities, severally and not jointly, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3(d)(i) hereof) Pivotal, each director of Pivotal, each officer of Pivotal who shall sign the registration statement and each other person, if any, who controls Pivotal within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each other Holder of Registrable Securities included in the registration statement with respect to any untrue statement in or omission from such registration statement, final prospectus or summary prospectus included in the registration statement, or any amendment or supplement to the registration statement, as the case may be, of a material fact if such statement or omission was made in reliance upon and in conformity with information furnished to Pivotal by such Holder specifically for use in the preparation of the registration statement, final prospectus, summary prospectus, amendment or supplement, as the case may be.

          (iii) Notice of Claims, etc. In the event that any of the indemnified parties under Sections 3(d)(i) or 3(d)(ii) (each, an "Indemnified Party") is made a defendant in or party to any action or proceeding, judicial or administrative, instituted by any third party for the liability or the costs or expenses of which are Losses (any such third party action or proceeding being referred to as a "Claim"), the Indemnified Party shall give the party hereto obligated to indemnify such Indemnified Party (the "Indemnifying Party") prompt notice thereof. The failure to give such notice shall not affect any Indemnified Party's ability to seek reimbursement unless such failure has materially and adversely affected the Indemnifying Party's ability to defend successfully a Claim. The Indemnifying Party shall be entitled to contest and defend such Claim. Notice of the intention so to contest and defend shall be given by the Indemnifying Party to the Indemnified Party within 20 business days after the Indemnified Party's notice of such Claim (but, in all events, at least five business days prior to the date that an answer to such Claim is due to be filed). Such contest and defense shall be conducted by reputable attorneys employed by the Indemnifying Party. The Indemnified Party shall be entitled at any time, at its own cost and expense (which expense shall not constitute a Loss unless the Indemnified Party reasonably determines that the Indemnifying Party, because of a conflict of interest, may not adequately represent, any interests of the Indemnified Parties, to participate in such contest and defense and to be represented by attorneys of its or their own choosing, provided that the Indemnifying Party shall not be required to bear the fees and expenses of counsel to all Indemnified Parties in any one action or any action arising out of the same registration statement. If the Indemnified Party elects to participate in such defense, the Indemnified Party will cooperate with the Indemnifying Party in the conduct of such defense. Neither the Indemnified Party nor the Indemnifying Party may concede, settle or compromise any Claim without the consent of the other party, which consents will not be unreasonably withheld.

          (iv) Contribution. If the indemnification provided for in this Section 3(d) is unavailable or insufficient to hold harmless an Indemnified Party in respect of any Losses, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as appropriate to reflect the relative fault of Pivotal, on the one hand, and such Holder of Registrable Securities, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or mitigate the damage in respect of or prevent any untrue statement or omission giving rise to such indemnification obligation. Pivotal and the Holders of Registrable Securities agree that it would not be just and equitable if contributions pursuant to this Section 3(d)(iv) were determined by pro rata allocation (even if the Holders of Registrable Securities were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this Section 3(d)(iv). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     (e) Registration Expenses. Pivotal shall bear all Registration Expenses.

     Section 4. Termination. The rights and obligations under this Agreement (other than under Sections 3(d) and 3(e) hereof) shall automatically terminate upon the earlier to occur of (a) the sale of all Registrable Securities by the Holders and (b) the date on which the Registrable Securities shall have been outstanding for two years. No holder shall have the right to request to include Registrable Securities in any registration statement if (a) the Registrable Securities are eligible for sale pursuant to Rule 144(k), or (b) the Registrable Securities are eligible for sale pursuant to Rule 144 and the Holder owns Registrable Securities in the amount of less than 1% of Pivotal's outstanding Common Shares.

     Section 5. Amendments and Waivers. This Agreement may be amended or modified and Pivotal may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if Pivotal shall have obtained the written consent to such amendment, modification, action or omission to act, of the holder or holders (at such time) of a majority of the shares of Registrable Securities (and, in the case of any amendment, modification, action or omission to act which adversely affects any specific holder of Registrable Securities or a specific group of holders of Registrable Securities, the written consent of each such holder or holders of a majority of the Registrable Securities held by such group). Each holder of any Registrable Securities at the time shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

     Section 7. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered or three days after being mailed by first class mail, return receipt requested, or when receipt is acknowledged, if sent by facsimile, telecopy or other electronic transmission device. Notices, demands and communications to Pivotal and the Holders will, unless another address is specified in writing, be sent to the address indicated below:

Notices to Pivotal:                        with a copy to:
------------------                         --------------

Pivotal Corporation                        Dorsey & Whitney LLP
300 - 224 West Esplanade                   1420 Fifth Avenue, Suite 3400
North Vancouver, British Columbia          Seattle, Washington  98101
Canada  V7M 3M6                            Attention:  Christopher J. Barry
Attention:  Vince Mifsud                   Fax:  (206) 903-8820
Fax:  (604) 983-6658

Notices to the Holders whether             with a copy to:
collectively or individually:              --------------
----------------------------
                                           Simba Technologies Inc.
Kirk Herrington                            400 - 885 Dunsmuir Street
400 - 885 Dunsmuir Street                  Vancouver, British Columbia
Vancouver, British Columbia                Canada  V6C 1N8
Canada  V6C 1N8                            Attention:  Mr. David Pritchard
                                           Fax:  (604) 601-5320

                                           VW B.C. Technology Investment Fund,
                                             Limited Partnership
                                           -------------- Street
                                           Vancouver, British Columbia
                                           Canada  V--------------
                                           Attention:  Mr. Howard Riback
                                           Fax:  (604) --------------

                                           Clark Wilson
                                           800 - 885 West Georgia Street
                                           Vancouver, British Columbia
                                           Canada  V6C 3H1
                                           Attention:  Mr. David J. Cowan
                                           Fax:  (604) 687-6314

If notice is given pursuant to this Section 7 of any assignment to a permitted successor or assignee of a party hereto, the notice shall be given as set forth above to such successor or the assignee of such party.

     Section 8. Entire Agreement. This Agreement represents the entire agreement and understanding between Pivotal and the other parties to this Agreement in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Stock Purchase Agreement or required by applicable law, with respect to the registration rights granted by the Company with respect to the Registrable Securities. This Agreement and the Stock Purchase Agreement supersede all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.

     Section 9. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington (other than its rules of conflicts of laws to the extent the application of the laws of another jurisdiction would be required thereby).

     Section 10. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

     Section 11. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        PIVOTAL CORPORATION

                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        THE HOLDERS:


                                        --------------------------
                                        Name: David Pritchard
                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------


                                        --------------------------
                                        Name: Kirk Herrington
                                        Address:  400 - 885 Dunsmuir Street
                                                  Vancouver, British Columbia
                                                  Canada  V6C 1N8


                                        --------------------------
                                        Name: Michael Satterfield
                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------

                                        --------------------------
                                        Name:  Calvin Mah
                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------


                                        VW B.C. TECHNOLOGY INVESTMENT
                                          FUND, LIMITED PARTNERSHIP


                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------


                                        VENROCK ASSOCIATES


                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------


                                        VENROCK ASSOCIATES II
                                          LIMITED PARTNERSHIP

                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------

                                        WORKING VENTURES CANADIAN
                                          FUND INC.


                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------

                                        BANK OF MONTREAL CAPITAL
                                          CORPORATION

                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------


                                        SUSSEX CAPITAL INC.


                                        By: --------------------------

                                        Name: ------------------------

                                        Title: -----------------------

                                        Address: --------------------------
                                                 --------------------------
                                                 --------------------------